EXHIBIT 2.1

                          AGREEMENT AND PLAN OF MERGER

                            DATED AS OF MAY 12, 1998

                                  BY AND AMONG

                                  H.T.E., INC.,

                                 HTE - UCS, INC.

                                       AND

                                    UCS, INC.

                                       AND

                         O. F. RAMOS, WILLIAM K. NORTH,
                         ROBERT W. NELSON, DANIA RAMOS,
                                THOMAS F. MERSCH
                               AND ALVIN W. NORTH


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                                TABLE OF CONTENTS


ARTICLE I - THE MERGER.......................................................1
  1.1 The Merger.............................................................1
  1.2 Effective Time of the Merger...........................................1
  1.3 Articles of Incorporation..............................................2
  1.4 Bylaws.................................................................2
  1.5 Management/Officers....................................................2
  1.6 Conversion of Company Shares in the Merger.............................2
  1.7 Merger Consideration...................................................2
  1.8 Anti-Dilution Provisions...............................................3
  1.9 Exchange of Certificates...............................................3
  1.10 Closing...............................................................3
  1.11 Closing of Company's Transfer Books...................................3
  1.12 Tax and Accounting Treatment..........................................4
  1.13 Escrow................................................................4
ARTICLE II - REPRESENTATIONS AND WARRANTIES OF COMPANY AND THE SHAREHOLDERS..4
ARTICLE III - REPRESENTATIONS AND WARRANTIES OF PARENT.......................5
ARTICLE IV CONDUCT OF BUSINESS PENDING THE CLOSING...........................5
  4.1 Conduct of Business by Company Pending the Closing.....................5
ARTICLE V - ADDITIONAL AGREEMENTS............................................7
  5.1 Intentionally Omitted..................................................7
  5.2 No Other Discussions...................................................7
  5.3 Restrictive Covenants..................................................7
  5.4 Due Diligence Review and Environmental Assessment.....................10
  5.5 Shareholder and Director Vote.........................................10
  5.6 Access to Information.................................................10
  5.7 Tax and Accounting Treatment..........................................11
  5.8 Confidential Information..............................................11
  5.9 Conversion of Outstanding Company Employee Stock Options..............12
  5.10 Signing Options......................................................14
ARTICLE VI - CONDITIONS TO THE OBLIGATIONS OF PARENT........................14
  6.1 Accuracy of Representations and Warranties and Compliance with
  Obligations...............................................................14
  6.2 No Material Adverse Change or Destruction of Property.................14
  6.3 Corporate Certificate.................................................14
  6.4 Opinion of Counsel....................................................15
  6.5 Consents..............................................................15
  6.6 Pooling Letters.......................................................15
  6.7 No Adverse Litigation.................................................15
  6.8 Liabilities...........................................................15
  6.9 Employment Agreements.................................................16
  6.10 Non-Competition and Non-Disclosure Agreements........................16
  6.11 Completion of Due Diligence..........................................16

                                      (i)
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  6.12 Board Approval.......................................................16
  6.13 Registration Rights Agreement........................................16
  6.14 Escrow Agreement.....................................................16
  6.15 Release..............................................................16
  6.16 Shareholders' Equity; Pre-Tax Earnings...............................16
ARTICLE VII - CONDITIONS TO THE OBLIGATIONS OF THE SHAREHOLDERS.............17
  7.1 Accuracy of Representations and Warranties and Compliance with
  Obligations...............................................................17
  7.2 Merger Consideration..................................................17
  7.3 No Order or Injunction................................................17
  7.4 Opinion of Counsel....................................................17
  7.5 Employment Agreements.................................................17
  7.6 Registration Rights Agreement.........................................18
  7.7 Escrow Agreement......................................................18
  7.8 NASDAQ Listing........................................................18
  7.9 Release...............................................................18
ARTICLE VIII - SECURITIES LAW MATTERS.......................................18
  8.1 Disposition of Shares.................................................18
  8.2 Legends...............................................................19
  8.3 Mandatory Registration................................................20
ARTICLE IX - INDEMNIFICATION................................................20
  9.1 Survival of Representations and Warranties............................20
  9.2 Indemnification of Parent by Controlling Shareholders.................20
  9.3 Indemnification of Controlling Company Members by Parent..............21
  9.4 Remedies Cumulative...................................................21
  9.5 Third Party Claims....................................................21
  9.6 Limitations on Indemnification........................................22
  9.7 Satisfaction of Indemnity Claim.......................................23
ARTICLE X - TERMINATION, AMENDMENT AND WAIVER...............................23
  10.1 Termination..........................................................23
  10.2 Effect of Termination................................................23
ARTIVLE XI - DEFINITIONS....................................................24
  11.1 Defined Terms........................................................24
  11.2 Other Definitional Provisions........................................27
ARTICLE XII - GENERAL PROVISIONS............................................28
  12.1 Notices..............................................................28
  12.2 News Release.........................................................30
  12.3 Brokerage............................................................30
  12.4 Entire Agreement.....................................................30
  12.5 Expenses.............................................................30
  12.6 Amendment; Waiver....................................................31
  12.7 Binding Effect; Assignment...........................................31
  12.8 Counterparts.........................................................31
  12.9 Interpretation.......................................................31
  12.10 Specific Performance................................................31
  12.11 Attorneys' Fees; Costs..............................................31

                                      (ii)
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  12.12 Additional Items....................................................31
  12.13 Dispute Resolution..................................................31
  12.14 Arbitration.........................................................32
  12.15 Governing Law; Interpretation.......................................32
  12.16 Jurisdiction........................................................32
  12.17 Disclosure and Accommodation........................................32

                                      (iii)

EXHIBITS
--------

1.2-A   Form of Articles of Merger
1.2-B   Form of Plan of Merger
1.5     Directors and Officers of Surviving Entity
1.7     Merger Consideration Deliverable to each Shareholder
1.13    Form of Escrow Agreement
2       Representations and Warranties of Company and the Shareholders
3       Representations and Warranties of Parent
5.9     Form of Conversion of Stock Options Agreement
5.10    List of Senior-Level Company Employees
6.8     Liabilities to be paid at Closing
6.9-A   Form of Employment Agreement - O. F. Ramos
6.9-B   Form of Employment Agreement - William K. North
6.9-C   Form of Employment Agreement - Robert W. Nelson
6.9-D   Form of Employment Agreement - Thomas F. Mersch
6.9-E   Form of Employment Agreement - Dania Ramos
6.10    Form of Non-Disclosure, Non-Solicitation and Work for Hire Agreement
6.13    Form of Registration Rights Agreement
6.15    Form of Shareholders' Release of Company
7.9     Form of Company Release of Shareholders
12.2    Form of Press Release


                                      (iv)

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER, dated as of May 12, 1998 (the "AGREEMENT"), by and among H.T.E., INC., a Florida corporation ("PARENT"), HTE - UCS, INC., a Florida corporation and a wholly-owned subsidiary of Parent ("SUBSIDIARY"), UCS, INC., a Florida corporation (the "COMPANY") and O. F. RAMOS, WILLIAM K. NORTH, ROBERT W. NELSON, DANIA RAMOS, THOMAS F. MERSCH and ALVIN W. NORTH, each an individual and together constituting all of the shareholders of Company (each a "SHAREHOLDER"). In this Agreement, O. F. Ramos, William K. North, and Robert W. Nelson are collectively referred to as the "CONTROLLING SHAREHOLDERS" and O. F. Ramos, William K. North, Robert W. Nelson, Dania Ramos and Thomas F. Mersch are collectively referred to as the "MANAGEMENT SHAREHOLDERS."

                              W I T N E S S E T H:

     WHEREAS, the Boards of Directors of Parent and of Company have determined that the merger of Subsidiary with and into Company (the "MERGER") is consistent with and in furtherance of the long-term business strategy of Parent and Company and is fair to, and in the best interests of, Parent and Company and their respective shareholders; and

     WHEREAS, Parent, Subsidiary and Company intend the Merger to qualify as a tax-free reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "CODE"), and to be treated as a pooling of interests under Accounting Principles Board Opinion No. 16 ("APB 16").

     NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, agree as follows:


                                    ARTICLE I

                                   THE MERGER

     1.1 THE MERGER. Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined in SECTION 1.2 hereof) in accordance with the Florida Business Corporation Act (the "FBCA"), Subsidiary shall be merged with and into Company and the separate existence of Subsidiary shall thereupon cease. Company shall be the surviving entity in the Merger and is hereinafter sometimes referred to as "SURVIVING ENTITY."

     1.2 EFFECTIVE TIME OF THE MERGER. The Merger shall become effective at such time (the "EFFECTIVE TIME") as shall be stated in the Articles of Merger, in a form acceptable to the parties and shown as EXHIBIT 1.2-A to be filed, together with a copy of relevant portions of this Agreement as required by the provisions of Section 607.1101 of the FBCA and contained in an abbreviated plan of merger (the "PLAN OF MERGER") to be executed by Subsidiary and Company in substantially the form attached hereto as EXHIBIT 1.2-B and made a part hereof, with the Secretary


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of State of the State of Florida in accordance with the FBCA (the "MERGER
FILING"). The Merger Filing shall be made prior to, simultaneously with or as soon as practicable after the Closing (as such term is defined in Section 1.10 hereof).

     1.3 ARTICLES OF INCORPORATION. Surviving Entity shall change its name to HTE - UCS, Inc. and the Articles of Incorporation of Surviving Entity, as amended and restated in the Articles of Merger, shall read as did the Articles of Incorporation of Subsidiary immediately prior to the Effective Time.

     1.4 BYLAWS. The Bylaws of Surviving Entity shall be amended and restated at and as of the Effective Time to read as did the Bylaws of Subsidiary immediately prior to the Effective Time.

     1.5 OFFICERS; DIRECTORS. The officers and directors of Surviving Entity shall be as designated in EXHIBIT 1.5, and such officers shall serve in accordance with the Bylaws of Surviving Entity until their respective successors are duly elected or appointed and qualified. The parties shall take all reasonable actions necessary after the Closing to cause such officers and directors to be duly elected and qualified.

     1.6 CONVERSION OF COMPANY SHARES IN THE MERGER

         (a) At the Effective Time, by virtue of the Merger and without any action on the part of the Shareholders, each issued and outstanding share of common stock of the Company (each a "COMPANY SHARE") immediately prior to the Effective Time shall automatically be converted into the right to receive the Merger Consideration (as defined in Section 1.7 hereof).

         (b) At the Effective Time, by virtue of the Merger and without any action on the part of Parent as the sole shareholder of Subsidiary, each issued and outstanding share of common stock of Subsidiary (each a "SUBSIDIARY SHARE") immediately prior to the Effective Time shall be converted into one issued and outstanding share of common stock of Surviving Entity, such that immediately after the Merger all of the shares of common stock of Surviving Entity shall be owned by Parent, as the sole shareholder of Subsidiary.

         (c) No Company Shares shall be deemed to be outstanding or to have any rights other than those set forth in this Section 1.6 after the Effective Time.

     1.7  MERGER CONSIDERATION

         (a) At the Effective Time, and upon surrender of the certificates, the Shareholders shall be entitled to receive, in exchange therefor, 560,000 shares (the "MERGER CONSIDERATION") of common stock, par value $.01 per share, of Parent ("PARENT COMMON STOCK"), less the number of Total Buy-Out Shares (as such term is defined in Section 5.9 hereof). At the Closing, Parent shall deliver the Merger Consideration as follows:

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             (i) a number of shares of Parent Common Stock equal to 560,000, less (A) the Total Buy-Out Shares and (B) the Escrowed Merger Consideration (as such term is defined in clause (ii) of this SECTION 1.7(A) below) shall be issuable to the Shareholders as Merger Consideration and delivered directly to the Shareholders in accordance with their respective percentage ownership interests in Company at and as of the Closing Date, as specified in EXHIBIT 1.7; and

             (ii) 27,778 shares of Parent Common Stock issuable to the Controlling Shareholders as Merger Consideration (the "ESCROWED MERGER CONSIDERATION"), together with appropriate stock powers duly endorsed by Shareholders either in blank or in the name of Parent, shall be delivered to the Escrow Agent (as defined in Section 1.13 hereof) under the terms of the Escrow Agreement described in SECTION 1.13 of this Agreement to secure the obligations and representations of Company and the Shareholders under this Agreement.

         (b) No fractional shares of Parent Common Stock will be issued as Merger Consideration; shares of Parent Common Stock which would otherwise be delivered hereunder will be rounded (up or down) to the nearest whole share.

     1.8 ANTI-DILUTION PROVISIONS. If Parent changes the number of shares of Parent Common Stock outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization or similar transaction, the Merger Consideration shall be proportionally adjusted.

     1.9 EXCHANGE OF CERTIFICATES. From and after the Effective Time, all Company Shares shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each Shareholder shall cease to have any rights with respect thereto, except the right to receive in exchange therefor, upon surrender thereof to Parent, a certificate or certificates or other evidence of the number of whole shares of Parent Common Stock to which such holder is entitled pursuant hereto.

     1.10 CLOSING. The closing (the "CLOSING") of the transactions contemplated by this Agreement shall take place at a location mutually agreeable to Parent and Company on or before June 1, 1998, or at such other time and place as Parent and Company shall reasonably agree (the date on which the Closing occurs is referred to in this Agreement as the "CLOSING DATE").

     1.11 CLOSING OF COMPANY'S TRANSFER BOOKS. At and after the Effective Time, the Shareholders shall cease to have any rights as shareholders of Company, except for the right to receive shares of Parent Common Stock pursuant to
Section 1.7(a). At the Effective Time, the stock transfer books of Company shall be closed and no transfer of Company Shares which were outstanding immediately prior to the Effective Time shall thereafter be made. If, after the Effective Time, subject to the terms and conditions of this Agreement, certificates formerly representing Company Shares are presented to Parent or Surviving Entity, they shall be canceled and exchanged for Parent Common Stock in accordance with this Article I.

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     1.12 TAX AND ACCOUNTING TREATMENT. Subject to Section 5.7 hereof, the parties hereto acknowledge and agree that the Merger contemplated hereby is intended to be treated for accounting purposes as a pooling of interests business combination, and is intended to be treated for tax purposes as a tax-free reorganization under Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code.

     1.13 ESCROW. At the Closing, the Escrowed Merger Consideration (as defined in SECTION 1.7 hereof) shall be deposited with an escrow agent (the "ESCROW AGENT") as security for any breach or violation of Company's or the Shareholders' representations or warranties and covenants under this Agreement and shall be held by such Escrow Agent for a period of 180 days after the Closing; thereafter, at the end of such 180-day escrow period, to the extent not required by the Escrow Agent as an offset or security for any breach or violation of Company or Shareholders' representations or warranties under this Agreement, the Escrow Agent shall distribute the Escrowed Merger Consideration to the Shareholders in accordance with percentage ownership interests in Company as of the Closing Date, all as further set forth in, and subject to the terms of, an escrow agreement by and among Parent, Surviving Entity and the Shareholders in substantially the form of EXHIBIT 1.13 attached hereto (the "ESCROW AGREEMENT"). To the extent not used or otherwise disbursed to Parent to satisfy any escrow claims under the terms of the Escrow Agreement, the Shareholders shall be entitled to exercise all voting powers incident to the escrowed Parent Common Stock during the 180-day escrow period and to have the benefit at the end of the Escrow Term of all dividends, stock splits and other distributions in respect of the Escrowed Merger Consideration. The Escrow Agent's fee for its services under the Escrow Agreement shall be borne solely by Parent.


                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES
                         OF COMPANY AND THE SHAREHOLDERS

     Company and the Shareholders, the Management Shareholders and the Controlling Shareholders, jointly and severally, represent and warrant to, and otherwise covenant and agree with, Parent as set forth in EXHIBIT 2 hereto; PROVIDED, HOWEVER, that in consideration of the Merger Consideration, each of the Shareholders does for himself, and his respective successors and assigns, hereby forever waive any right of subrogation which any of the Shareholders has or may have against Company with respect to Company's representations, warranties and covenants made jointly and severally by each of Company and the Shareholders herein; PROVIDED FURTHER that each of the Shareholders waives any right to proceed against Company, now or hereafter, for contribution, indemnity, reimbursement and any other suretyship rights and claims, whether direct or indirect, liquidated or contingent, which any of the Shareholders may now have or hereafter have as against Company with respect to each of such Shareholder's representations, warranties and covenants set forth herein.

                                   ARTICLE III

                               REPRESENTATIONS AND
                              WARRANTIES OF PARENT

     Parent represents and warrants to, and otherwise covenants and agrees with, Company and the Shareholders as set forth in EXHIBIT 3 hereto.


                                   ARTICLE IV

                     CONDUCT OF BUSINESS PENDING THE CLOSING

     4.1 CONDUCT OF BUSINESS BY COMPANY PENDING THE CLOSING. Each of the Management Shareholders covenants and agrees that, between the date of this Agreement and the Effective Time, the business of Company shall be conducted only in, and Company shall not take any action except in, the ordinary course of business consistent with past practice. Company shall use its commercially reasonable efforts to preserve intact Company's business organizations, to keep available the services of its current management/officers, employees and consultants, and to preserve its present relationships with customers, suppliers and other persons with which it has significant business relations. By way of amplification and not limitation, except as contemplated by this Agreement, Company shall not be allowed to, between the date of this Agreement and the Effective Time, directly or indirectly, do or propose or agree to do any of the following without the prior written consent of Parent:

         (a) amend or otherwise change its Articles of Incorporation, Bylaws or equivalent organizational documents;

         (b) issue, sell, pledge, dispose of, encumber, or, authorize the issuance, sale, pledge, disposition, grant or encumbrance of (i) any shares of its capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest, or (ii) any of its assets, tangible or intangible, except, in the case of (ii), in the ordinary course of business consistent with past practice;

         (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, shares, property or otherwise, with respect to any of its any of its capital stock, except that Company may make pro rata cash distributions only to the extent necessary to pay for the Shareholders' tax liability for undistributed earnings of Company for all times up to and including the Closing Date which have been attributed to such Shareholders for income tax purposes at 39.6%, which is the applicable marginal state and federal tax rates for individuals, and is consistent with past practice in the ordinary course;

         (d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

         (e) (i) acquire (including, without limitation, for cash or shares of stock, by merger, consolidation or acquisition of stock or assets) any interest in any corporation, partnership or other business organization or division thereof or any assets, or make any investment either by purchase of shares or securities, contributions of capital or property transfer, or, except in the ordinary course of business, consistent with past practice, purchase any property or assets of any other Person, (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans or advances, or (iii) modify, terminate, or enter into any Contract other than as provided herein or in the ordinary course of business, consistent with past practice;

         (f) (i) increase the compensation payable or to become payable to its officers or employees, or, except as presently bound to do, grant any severance or termination pay to, or enter into any employment or severance agreement with, any of its directors, officers or employees, (ii) establish, adopt, enter into or amend or take any action to accelerate any rights or benefits which any collective bargaining, bonus, profit sharing, trust, compensation, share option, restricted share, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any Shareholder, director, manager/officer, employee or partner, PROVIDED, HOWEVER, that the Company shall be permitted to make its accrued contribution of $157,000 to the Company's 401(k) Plan for the year ended 1997 prior to September 15, 1998, or (iii) make a change in the method or amounts by which bonuses or other payments, compensation or otherwise, are made to any of its managers/officers or salaried employees or amend any other terms of employment or engagement of such persons which has not been disclosed in writing to Parent, or (iv) pay, distribute to or compensate (regardless of when actually paid, distributed or compensated) the Shareholders, in an aggregate amount greater than the limitations specified in SECTION 2-9(d) of EXHIBIT 2 hereto.;

         (g) take any action with respect to accounting policies or procedures other than in the ordinary course of business and in a manner consistent with past practices;

         (h) pay, discharge or satisfy any existing claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of due and payable liabilities, as appropriate, or liabilities incurred after the date hereof in the ordinary course of business;

         (i) acquire or agree to acquire any capital assets with aggregate purchase prices in excess of $10,000, excluding inventory acquired in accordance with customary and reasonable practices;

         (j) enter into any transaction with any employee, officer or Shareholder of Company, except as otherwise provided in SECTION 6.8 hereof; or

         (k) agree, in writing or otherwise, to take or authorize any of the foregoing actions or any action which would make any representation or warranty in EXHIBIT 2 untrue or incorrect in any material respect.


                                    ARTICLE V

                             ADDITIONAL AGREEMENTS

     5.1 INTENTIONALLY OMITTED.

     5.2 NO OTHER DISCUSSIONS. Company and Shareholders and their Affiliates, employees, agents and representatives will not (a) initiate, encourage the initiation by others of discussions or negotiations with third parties or respond to solicitations by third persons relating to any merger, sale or other disposition of any substantial part of the assets, Company Shares or other capital stock or ownership interests, partnership interests (or derivatives thereof), business or properties of Company (whether by merger, consolidation, sale of Company Shares, or other shares of capital stock or partnership interests, sale of assets, or otherwise), or (b) enter into any agreement or commitment (whether or not binding) with respect to any of the foregoing transactions. Company and Shareholders will immediately notify Parent if any third party attempts to initiate any solicitation, discussion, or negotiation with respect to any of the foregoing transactions, and shall provide Parent with the name of such third parties and the terms of any offers.

     5.3 RESTRICTIVE COVENANTS. In order to assure that Parent will realize the benefits of the transactions contemplated hereby, each of the Shareholders hereby agrees with Parent, whether or not compensation is received, to the following:

         (a) during the Restricted Period, no Management Shareholder shall, directly or indirectly, act alone or as a partner, joint venturer, officer, director, member, employee, consultant, agent, independent contractor or shareholder of, or lender to, any company or business (a "COMPETITOR") whose products or services compete with (i) the business of Surviving Entity (for this purpose, any business that engages or plans to engage in the development, manufacturing, marketing, licensing, or sale of software applications or products that have been developed and/or marketed, or are in the process of being developed and/or marketed, by Company or Surviving Entity, as the case may be, at any time during the time the Management Shareholder was or is employed by the Company or the Surviving Entity shall be deemed to be in competition with Surviving Entity and a Competitor) (for purposes of this Section 5.3, collectively the "BUSINESS") or (ii) the Computer Products or any upgrades, enhancements, or other releases, modifications or customizations thereof, or otherwise which enterprise is the same as or similar to the Business; PROVIDED, HOWEVER, that, the beneficial ownership of less than five percent (5%) of the shares of stock of any corporation having a class of equity securities actively traded on a national securities exchange or over-the-counter market shall not be deemed, in and of itself, to violate the prohibitions of this Section; PROVIDED, HOWEVER, that with respect to Dania Ramos and Thomas F. Mersch (the "NON-CONTROLLING SHAREHOLDERS") only, the restrictive covenants contained in this subsection 5.3(a) shall not prevent such Non-Controlling Shareholder from being employed by a Competitor that competes with the Business; PROVIDED, HOWEVER, that the Non-Controlling Shareholder (i) is employed by a division or subsidiary of such Competitor that does not, directly or indirectly, market, develop or sell products or services that compete with the Business (an "EXCEPTED COMPETITOR"), and (ii) provides prior written notice to Parent (A) stating his or her intention to be employed by such Excepted Competitor, and (B) reaffirming his or her intention and obligation to abide by all the restrictive covenant provisions of this Section 5.3(a) (and any other similar existing restrictive covenants in an Employment Agreement) , and
(C) representing and warranting that he or she has disclosed to the Excepted Competitor the existence and binding nature of restrictive covenant provisions of this Section 5.3(a) on or before the date of such written notice; PROVIDED FURTHER, that the Non-Controlling Shareholder shall provide to Parent further written notice of any termination of his or her employment with any such Excepted Competitor, if such termination occurs during the period the restrictive covenant provisions are in force hereunder.

         (b) during the Restricted Period, no Management Shareholder shall, directly or indirectly (i) induce, or attempt to induce, any Person which is a customer of Surviving Entity or Parent or any Affiliate of Surviving Entity to patronize any business directly or indirectly in competition the Business; (ii) canvass, solicit or accept, or attempt to canvas, solicit or accept, from any Person which is a customer of Surviving Entity, Parent or any Affiliate of Surviving Entity, any such competitive business; or (iii) request or advise, or attempt to request or advise, any Person who is a customer of Surviving Entity, Parent or any Affiliate of Surviving Entity, or its or their successors, to withdraw, curtail or cancel any such customer's business with any such entity;

         (c) during the Restricted Period, no Management Shareholder shall, directly or indirectly employ or attempt to employ, or knowingly permit any company or business directly or indirectly controlled by such Management Shareholder, to employ, any management personnel, computer programmer or other skilled employee who was employed by Surviving Entity, Parent or any Affiliate of Surviving Entity at or within the prior twelve months, or in any manner seek to induce any such person to leave his or her employment;

         (d) during the Restricted Period, no Shareholder shall, directly or indirectly, in any way utilize, disclose, copy, reproduce or retain, or attempt to utilize, disclose, copy, reproduce or retain, in its possession Surviving Entity's proprietary rights or records, including, but not limited to any customer lists, all of which shall be deemed confidential information, except information which has been publicly disclosed by the Surviving Entity or by the Parent or by a third party not in violation of any applicable law or agreement, or is lawfully required to be disclosed by any governmental agency or applicable law; PROVIDED, HOWEVER, that the Shareholders shall be allowed reasonable access to review and copy such records for purposes of litigation and tax audits and tax preparation, but with respect to any litigation brought by the Shareholder against or adverse to Parent or any of its Affiliates such access shall be only to the extent required under laws and rules of procedure and discovery applicable to such proceeding;

     For purposes of this SECTION 5.3, the "RESTRICTED PERIOD" shall mean the period beginning on the date hereof and continuing uninterrupted until the later of (i) three (3) years ending on the

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

third anniversary of the Effective Time or (ii) any later date agreed to by the parties in any employment agreement between such parties effective simultaneous or at any time after the Effective Time. This SECTION 5.3 constitutes a series of separate covenants for each county, state (including the District of Columbia) and country in which Surviving Entity or Parent or an Affiliate of Surviving Entity transacts business. In addition for purposes of this SECTION 5.3, the term "Surviving Entity" also shall include any existing or future subsidiaries of Surviving Entity that are operating during the time periods described herein and any successors in interest to Surviving Entity, including without limitation, successors by merger or consolidation with Surviving Entity. Each of the Shareholders agrees and acknowledges that the restrictions contained in this SECTION 5.3 (as applicable to them) are reasonable in scope and duration and are necessary to protect Parent and Surviving Entity after the Effective Time. If any provision of this SECTION 5.3, as applied to any party or to any circumstance, is adjudged by a court to be invalid or unenforceable, the same will in no way affect any other circumstance or the validity or enforceability of the remainder of this Agreement. If any such provision, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision, and/or to delete specific words or phrases, and in its reduced form, such provision shall then be enforceable and shall be enforced. The parties agree and acknowledge that the breach of this SECTION 5.3 will cause irreparable damage to Parent and/or Surviving Entity, as the case may be, and upon breach of any provision of this SECTION 5.3, Parent and/or Surviving Entity shall be entitled to injunctive relief, specific performance or other equitable relief, PROVIDED, HOWEVER, that the foregoing remedies shall in no way limit any other remedies which Parent and Surviving Entity may have (including, without limitation, the right to seek monetary damages).

     Parent and each of the Shareholders agree that the information described in
SECTION 5.3(d) and the substantial relationships of Surviving Entity which will be acquired by Parent hereby, with Parent's and Surviving Entity's specific prospective and existing customers and management: (i) are and will be valuable, special, and a unique asset of Parent; (ii) have provided and will hereafter provide Parent with a substantial competitive advantage in the operation of the business of Surviving Entity to be acquired hereby; and (iii) are a legitimate business interest of Parent. Parent and each of the Shareholders also agree that the existence of these legitimate business interests justifies the need for the restrictive covenants set forth in this SECTION 5.3 (as applicable to them), and the restrictive covenants are reasonably necessary to protect Parent's legitimate business interests. The parties acknowledge that their agreements in this Section are ancillary to an otherwise enforceable agreement. The parties acknowledge and agree that the restrictive covenants set forth in this Section
5.3 have been drafted so as to reflect the parties intent that such covenants be upheld by a court interpreting such provisions, including without limitation, under Florida Statute 542.335(1)(d)(3), as such section may be amended from time to time.

     If any Shareholder shall violate any of the terms or covenants contained in this SECTION 5.3, and if any court action is instituted by Parent to prevent or enjoin such violation, then the period of time during which the terms or covenants of this Agreement shall apply, as provided in this Agreement, shall be lengthened by a period of time equal to the period between the date of the initial breach of the terms or covenants contained in this Agreement, whether or not Parent had knowledge of the breach, and the date on which the decree of the court disposing of the issues upon the merits shall become final and not subject to further appeal.

     Each of the Shareholders agrees that a violation or a breach of the terms, covenants, or provisions contained in this SECTION 5.3 would cause irreparable injury to Parent, and that the remedy at law for any violation or breach would be inadequate and would be difficult to ascertain, and therefore, in the event of the violation or breach, or threatened violation or breach of any such terms, covenants, or provisions contained in this SECTION 5.3, Parent, in addition to any other rights or remedies it may have, at law or in equity, shall have the independent right to obtain injunctive relief, both temporary and permanent, to enjoin such Shareholder(s) from any threatened or actual activities in violation thereof. Each of the Shareholders hereby consents and agrees that temporary and permanent injunctive relief may be granted in any proceedings which might be brought to enforce any such terms, covenants, or provisions without the necessity of proof of actual damages. In the event Parent does apply for such an injunction, such Shareholder(s) shall not raise as a defense thereto that Parent has an adequate remedy at law.

     5.4 DUE DILIGENCE REVIEW. Parent shall be entitled to conduct until the close of business on May 26, 1998 a due diligence review of the assets, properties, books and records of Company (including all environmental assessments and reports, if any).

     5.5 CONSENT OF SHAREHOLDERS. The Shareholders, in executing this Agreement, consent as the sole shareholders and owners of Company to the Merger and other transactions contemplated hereby, and waive notice of any meeting in connection therewith.

     5.6 ACCESS TO INFORMATION. From the date hereof to the Effective Time, Company shall, and shall cause its directors, officers, employees, auditors, counsel and agents to, afford Parent and Parent's officers, employees, auditors, counsel and agents reasonable access, during normal business hours and without undue disruption to Company's business to inspect Company's properties, books and records, contracts and commitments, and shall permit them to consult with Company's officers, employees (as specified by O. F. Ramos) and accountants for the purpose of making such investigation, and shall furnish such persons with all financial, operating and other data and information concerning Company's business, properties and personnel as may be reasonably requested; PROVIDED, HOWEVER, that if there shall be such person with whom Parent wishes to consult but with whom O. F. Ramos has refused Parent the opportunity to so consult hereunder, Parent shall be entitled not to proceed with the Closing hereof in its sole discretion and to terminate this Agreement, and each of the parties shall be released from any and all obligations hereunder (except for Section 5.8 and Article IX which shall survive according to their terms). No information provided to or obtained by Parent shall affect any representation or warranty in this Agreement. Following the Effective Time, the Shareholders shall be permitted reasonable access to Company's books and records to prepare their own tax returns, and shall have input in the preparation of Company's tax return for the first fiscal year ending after the Effective Time.

     5.7 TAX AND ACCOUNTING TREATMENT. Parent and Company and the Shareholders will use their respective reasonable best efforts to cause the transactions contemplated hereby to qualify as a reorganization under the provisions of
Section 368(a) of the Code and will not take any action after the Merger is effected to cause the Merger to lose its tax-free status. All parties hereto agree to file the plan of merger with their respective federal income tax returns for the year in which the Merger is effective and to comply with the reporting requirements of Treasury Regulation 1.368-3. In addition, to the best of their knowledge, Parent, Company and the Shareholders have not as of the date hereof and, will not, knowingly or intentionally take, and will not knowingly or intentionally cause any of their respective Affiliates to take, any action after the date hereof to cause the Merger contemplated hereby not to be accountable as a pooling of interests business combination. Subject to each party's agreement hereunder to use its reasonable best efforts and proceed in good faith so as to cause the Merger to receive the intended tax and accounting treatment as set forth above, each of the parties hereto acknowledges and agrees that it is relying exclusively on its own tax and other legal and accounting advisors in taking the decision to proceed so as to cause the Merger to be deemed a tax-free reorganization under Section 368(a) of the Code and to receive pooling of interest accounting treatment, and hereby assumes the risk that the Merger will not receive such tax and accounting treatment.

     5.8 CONFIDENTIAL INFORMATION

         (a) Parent acknowledges and agrees that it has had, and prior to the Effective Time and the Closing Date will have, access to information and materials of a highly confidential nature pertaining to Company, its business, its products and programs and/or its financial affairs, including, without limitation, source code and object code, methods, processes, descriptions, technical data, know-how, customer lists, customer requirements information, employee rosters and profiles, marketing data and materials, operating procedures and manuals, trade secrets, tax, accounting and financial statements and materials, and other non-public information and data comprising or related to the business of Company as heretofore and hereafter carried on from time to time; all of the same being of great and unique value to Company (collectively, "Confidential Information"). Until the Closing, and if for any reason the transactions contemplated by this Agreement are not consummated, at all times thereafter, Parent shall, and shall cause its Affiliate and their respective employees, agents and representatives (collectively the "Parent Recipients") to, treat all Confidential Information as confidential and not use or disclose the Confidential Information for any purpose whatsoever other than in connection with the evaluation of the transactions contemplated hereby; PROVIDED, HOWEVER, that Parent may discuss this Agreement with the other Parent Recipients on an as needed basis for the sole purpose of furthering the transactions contemplated hereby. If the Closing does not take place, Parent shall return to Company any and all copies of all Confidential Information. Parent's obligations of confidentiality contained in this Section 5.8 shall survive any termination of this Agreement.

         (b) Notwithstanding the foregoing undertakings of confidentiality and constraint described in SUBSECTION 5.8(a) above, such undertakings shall not apply to Confidential Information disclosed to a Parent Recipient by Company that (i) has been received by a Parent Recipient from a source independent of Company who is not known to such Parent

Recipient (after reasonable inquiry) to be bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to, Company concerning the Confidential Information, (ii) prior to or after the date hereof became or becomes generally known to the public other than by reason of any Parent Recipient's breach or deemed breach of the foregoing confidentiality undertakings, (iii) is independently developed, discovered or arrived at by a Parent Recipient without using any of the Confidential Information, or (iv) is disclosed by a Parent Recipient pursuant to any question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process, PROVIDED, HOWEVER, that Parent Recipient shall have complied with the SUBSECTION 5.8(c) hereof.

         (c) If a Parent Recipient is requested or required to disclose any Confidential Information under the circumstances set forth in clause (iv) of SUBSECTION 5.8(b) hereof, Parent Recipient shall give Company prompt and timely notice of such fact so that Company may obtain a protective order or other appropriate remedy concerning any such disclosure or waive Parent Recipient's compliance with the provisions of this Agreement. The Parent Recipient shall not disclose any such Confidential Information without first giving Company ten (10) business days to consent to the disclosure or notify the Recipient of its intention to seek a protective order or other appropriate remedy; PROVIDED, HOWEVER, that the Parent Recipient may disclose such Confidential Information less than ten (10) days after giving notice to Company if, on the advice of counsel, it is compelled to do so by any state or federal governmental entity or court of law or equity or else stand liable for contempt; PROVIDED FURTHER, HOWEVER, that Parent Recipient shall have nevertheless used its reasonable best efforts to have the Confidential Information so required to be disclosed treated confidentially. The Parent Recipient shall cooperate with Company in connection with Company's efforts to obtain a protective order or other appropriate remedy.

     5.9 CONVERSION OF OUTSTANDING COMPANY EMPLOYEE STOCK OPTIONS. As of the Effective Time, Company's existing employee Stock Option Plan (the "COMPANY STOCK OPTION PLAN") and all stock options to purchase shares of Company's Class B Common Stock ("CLASS B SHARES") that are outstanding under Company Stock Option Plan both as of the date hereof and at the Effective Time (whether or not contingent or otherwise requiring further Shareholder approval) ("TERMINATED OPTIONS") shall be terminated and Parent shall grant to each holder of Terminated Options (each a "HOLDER"), pursuant to a Conversion of Stock Option Agreement that shall be entered into by the Parent and the Holder of such Terminated Options substantially in the form of EXHIBIT 5.9 to this Agreement, such number of shares of Parent Common Stock (the "BUY-OUT SHARES") equal to the aggregate number of Buy-Out Shares for the 1996 Terminated Options, the 1997 Terminated Options and the 1998 Terminated Options of the Holder, as computed in accordance with the following formulas (the aggregate number of all Buy Out Shares issued to all Holders of such Terminated Options hereunder shall be referred to herein as the "TOTAL BUY-OUT SHARES"):

         (a) with respect to all Terminated Options of Holder issued during calendar year 1996 (the "1996 Terminated Options"), Holder shall receive such number of Buy Out Shares for such 1996 Terminated Options as computed in accordance with the following formula:

                  96 BOS   =      0.48  X  96 HTO
                                -----------------
                                    27

         (b) with respect to all Terminated Options of Holder issued during calendar year 1997 (the "1997 Terminated Options"), Holder shall receive such number of Buy Out Shares in return for 1997 Terminated Options as computed in accordance with the following formula:


                  97 BOS   =      0.46  X  97 HTO
                                -----------------
                                    27

         (c) with respect to all Terminated Options of Holder issued during calendar year 1998 (the "1998 Terminated Options"), Holder shall receive such number of Buy Out Shares in return for 1998 Terminated Options as computed in accordance with the following formula:


                  98 BOS  =      0.51  X  98 HTO
                               -----------------
                                   27

For purposes of the above-described formulas:

         BOS is the number of Buy-Out Shares into which the Holder's Terminated Options shall be converted and is the sum of 96 BOS, 97 BOS and 98 BOS, each of which shall be rounded to the second decimal place. After BOS is added, all fractional shares shall be paid in cash as described below.

         96 HTO, 97 HTO and 98 HTO are the numbers of the Holder's Terminated Options at the Effective Time for options granted in each of 1996, 1997 and 1998, respectively.

No fractional shares of Parent Common Stock shall be issued upon "conversion" of a Holder's Terminated Options under the formulas described above. In lieu of fractional shares to which the Holder would otherwise be entitled, Parent shall pay cash equal to such decimal multiplied by $27. In the case of any employee stock option to which Section 421 of the Code applies by reason of its qualification under Section 422 of the Code, the conversion formula shall be adjusted, if necessary, to comply with Section 424(a) of the Code. No Terminated Option shall "convert" into, under the provisions of this SECTION 5.9, an option to purchase a partial Parent Share. At or prior to the Effective Time, Parent shall take all corporate action necessary to reserve for issuance a sufficient number of Parent Shares for delivery upon exercise of the options assumed pursuant to this Section.

     5.10 SIGNING OPTIONS. In order to retain and motivate key senior-level, non-Controlling Shareholder employees of Company (the "SENIOR-LEVEL COMPANY EMPLOYEES") listed on EXHIBIT 5.10 attached hereto and made a part hereof, at the Effective Time, Parent shall grant to each of the senior-level employees of the Company, such number of options (the "SIGNING OPTIONS") to purchase Parent Common Stock as set forth opposite each such individual's name on EXHIBIT 5.10, at an exercise price per share equal to $27.00. The Signing Options shall be nonqualified stock options and shall be issued upon, and subject to, the same terms and conditions as options issued pursuant to the Parent's 1997 Executive Incentive Compensation Plan.


                                   ARTICLE VI

                     CONDITIONS TO THE OBLIGATIONS OF PARENT

     The obligations of Parent to effect the Merger and the other transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, any or all of which may be waived in whole or in part by Parent:

     6.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES AND COMPLIANCE WITH OBLIGATIONS. The representations and warranties of the Shareholders contained in this Agreement shall be true and correct at and as of the Closing Date with the same force and effect as though made at and as of that time. Company and the Shareholders shall have performed or complied with all of their respective obligations required by this Agreement to be performed or complied with at or prior to the Closing Date. Company and the Shareholders shall have delivered to Parent a certificate, dated as of the Closing Date (which in case of Company shall be duly signed by a duly authorized officer of Company) certifying that such representations and warranties are true and correct and that all such obligations have been performed and complied with.

     6.2 NO MATERIAL ADVERSE CHANGE OR DESTRUCTION OF ASSETS. Between January 1, 1998 and the Closing Date, (a) there shall have been no Material Adverse Change to Company, and (b) none of the Assets of Company shall have been damaged by fire, flood, casualty, act of God or the public enemy or other cause (regardless of insurance coverage for such damage) which damages shall have a Material Adverse Effect on Company, and Company and the Management Shareholders shall have delivered to Parent a certificate, dated as of the Closing Date, to that effect.

     6.3 CORPORATE CERTIFICATE. Company shall have delivered to Parent (i) state-certified copies of the Articles of Incorporation of Company and copies of the Bylaws of Company as in effect immediately prior to the Effective Time, (ii) copies of resolutions adopted by Company's (A) Board of Directors, and (B) Shareholders, authorizing the transactions contemplated by this Agreement, and
(iii) a certificate of legal existence of Company issued by the Secretary of State of the State of Florida and each other state in which it is qualified to do business as of a date not more than 10 days prior to the Closing Date, and all of such documents as to Company shall be certified as of the Closing Date by a duly authorized officer of Company as being true, correct and complete; PROVIDED, HOWEVER, that the Company shall not be required to provide evidence of its qualification to do business in Virginia unless the Company is able to become qualified in that state by using a fictitious name.

     6.4 OPINION OF COUNSEL. Parent shall have received an opinion dated as of the Closing Date from counsel for Company and Shareholders in the form and substance reasonably acceptable to Parent and its counsel, opining as to such matters as are customary and usual in a transaction of the nature contemplated hereby.

     6.5 CONSENTS. Company and Parent shall have received all authorizations, consents and approvals to the Merger and other transactions contemplated hereby and waivers of rights to terminate or modify any material rights or obligations of Company from any person from whom such consent or waiver is required under any material contract and from any governmental or other regulatory agency or authority, except where the failure to obtain such consent or waiver shall not have a Material Adverse Effect of Company

     6.6 POOLING LETTERS.

         (a) Parent's outside auditor shall have received from Company's outside auditor a "poolability" letter dated the Closing Date, in form and substance reasonably acceptable to Company's outside auditor; PROVIDED, HOWEVER, that such letter shall in no event be deemed or interpreted as a guaranty that the transactions contemplated hereby can properly be accounted for as a pooling of interests combinations.

         (b) Parent shall have received from its outside auditor, a letter, dated the Closing Date, confirming that the transactions contemplated hereby, if consummated, can properly be accounted for as pooling of interests combinations in accordance with GAAP and the criteria of Accounting Principles Board Opinion No. 16 and the regulations of the United States Securities and Exchange Commission ("SEC").

     6.7 NO ADVERSE LITIGATION. There shall not be pending or threatened any action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit, invalidate or collect damages arising out of the Merger or other transactions hereunder, and which, in the reasonable judgment of Parent, makes it inadvisable to proceed with the transactions contemplated hereby.

     6.8 LIABILITIES. Prior to the Closing, Company shall have obtained full satisfactions or releases of all obligations and liabilities due to or on behalf of any Affiliate of Company or the Shareholders; PROVIDED, HOWEVER, with respect to $1,079,845 of outstanding indebtedness owed to the Shareholders by the Company reflected on the Company's books and records, as described below and on
EXHIBIT 6.8 attached hereto, such indebtedness shall be satisfied or caused to be satisfied by Parent delivering to the Shareholders cash payments at Closing for the entire $1,079,845 indebtedness (representing $441,501 for unpaid, pre-tax salaries, $252,089 for unpaid, pre-tax bonuses, $266,255 for unpaid, after-tax salaries, and $120,000 for unpaid, after-tax salaries, all of which is owed to the Shareholders, as reflected on the Company's books and records).

     6.9 EMPLOYMENT AGREEMENTS. Parent or any Affiliate (including without limitation the Surviving Entity), on the one hand, and each of O. F. Ramos, William K. North, Robert W. Nelson, Thomas F. Mersch, Dania Ramos, on the other hand, shall have executed an employment agreement, providing for an initial term of one (1) year, a base salary, and an annual performance-based bonus as a percentage of such base salary/fee, and containing appropriate non-competition, non-disclosure and works-for-hire provisions, in the forms of EXHIBIT 6.9-A,
EXHIBIT 6.9-B, EXHIBIT 6.9-C, EXHIBIT 6.9-D and EXHIBIT 6.9-E hereto, respectively (collectively, the "EMPLOYMENT AGREEMENTS").

     6.10 NON-DISCLOSURE, NON-SOLICITATION AND WORK FOR HIRE AGREEMENTS. Parent or any Affiliate (including without limitation the Surviving Entity) and each of the employees, directors, officers and shareholders of Company, as determined by Parent in its sole discretion, shall have executed a Non-Disclosure, Non-Solicitation and Work For Hire Agreement, in form and substance satisfactory to Parent, substantially in the form of EXHIBIT 6.10 hereto.

     6.11 COMPLETION OF DUE DILIGENCE. Parent and its representatives shall have had an opportunity to examine and review all aspects of the operations of Company and Company's business, and Parent and its representatives shall be satisfied in their sole but reasonable discretion as to the results of such completed examination and review, not later than the close of business on May 26, 1998. As provided in Section 10.1(b), Parent's rights to terminate this Agreement as a result of information obtained in the conduct of its due diligence review of the Company's operations and business shall terminate on such date.

     6.12 BOARD APPROVAL. This Agreement and the transactions contemplated hereby shall have been approved by the Board of Directors of Parent on or before the date of this Agreement.

     6.13 REGISTRATION RIGHTS AGREEMENT. Parent and the Shareholders shall have executed a registration rights agreement (the "REGISTRATION RIGHTS AGREEMENT"), substantially in the form of EXHIBIT 6.13 attached hereto.

     6.14 ESCROW AGREEMENT. Parent, Surviving Entity and the Shareholders shall have executed the Escrow Agreement.

     6.15 RELEASE. Each of the Shareholders shall have executed a release in favor of Company and Surviving Entity substantially in the form of EXHIBIT 6.15 attached hereto.

     6.16 SHAREHOLDERS' EQUITY; PRE-TAX EARNINGS. Parent shall have received from Company a certificate, dated the Closing Date, prepared and signed by Company's chief financial officer, certifying that (i) stockholders' equity, as reflected on Company's audited balance sheet for the year ended December 31, 1997, prepared by Company, certified by Company's outside auditors, Price Waterhouse, and included as part of the Financial Statements (such Financial Statements being required to be delivered by Company under SECTION 8 of

EXHIBIT 2 hereto), is at least $879,873, and (ii) interim Pre-Tax Earnings for the period beginning January 1, 1998 and ending April 30, 1998, as reflected on Company's unaudited interim financial statements for the four month period ending April 30, 1998, prepared by Company and included as part of the Financial Statements, is at least $130,683, as further disclosed under the heading "1998 Pretax Earnings Projections Allocation" on the first page of EXHIBIT 6.8. For purposes hereof, "Pre-Tax Earnings" shall mean Company's earnings before deducting income taxes. The costs associated with the preparation of the Financial Statements will be borne by Company.


                                   ARTICLE VII

                        CONDITIONS TO THE OBLIGATIONS OF
                                THE SHAREHOLDERS

     The obligations of the Shareholders to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, any or all of which may be waived in whole or in part by the Shareholders.

     7.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES AND COMPLIANCE WITH OBLIGATIONS. The representations and warranties of Parent contained in this Agreement shall be true and correct at and as of the Closing Date with the same force and effect as though made at and as of that time. Parent shall have performed and complied with all of its obligations required by this Agreement to be performed or complied with at or prior to the Closing Date. Parent shall have delivered to the Shareholders a certificate, dated as of the Closing Date, and signed by an executive officer, certifying that such representations and warranties are true and correct and that all such obligations have been performed and complied with.

     7.2 MERGER CONSIDERATION. At the Closing, Parent shall have issued the Merger Consideration in accordance with SECTION 1.7 hereof, including delivery to the Shareholders and the Escrow Agent of the respective certificates representing Parent Common Stock issued in the names of each of the Shareholders hereunder.

     7.3 NO ORDER OR INJUNCTION. There shall not be issued and in effect by or before any court or other governmental body an order or injunction restraining or prohibiting the transactions contemplated hereby.

     7.4 OPINION OF COUNSEL Shareholders shall have received an opinion dated as of the Closing Date from counsel for Parent in the form and substance reasonably acceptable to Company and Shareholders and their counsel, opining as to such matters as are customary and usual in a transaction of the nature contemplated hereby.

     7.5 EMPLOYMENT AGREEMENTS. Parent or any Affiliate thereof and each of the Controlling Shareholders and each of the Non-Controlling Shareholders, shall have executed the Employment Agreements under the terms and conditions further described in SECTION 6.9, in substantially the form of EXHIBIT 6.9-A (in the case of each of the Controlling Shareholders) and EXHIBIT 6.9-B (in the case of each of the Non-Controlling Shareholders) attached hereto.

     7.6 REGISTRATION RIGHTS AGREEMENT. Parent and the Shareholders shall have executed a Registration Rights Agreement, substantially in the form of EXHIBIT
6.13 attached hereto.

     7.7 ESCROW AGREEMENT. Parent, Surviving Entity and the Shareholders shall have executed the Escrow Agreement.

     7.8 NASDAQ LISTING. The Merger Consideration shall be listed on Nasdaq.

     7.9 RELEASE. Company shall have executed a release in favor of each of the Shareholders substantially in the form of EXHIBIT 7.9 attached hereto.


                                  ARTICLE VIII

                             SECURITIES LAW MATTERS

     The parties agree to make the representations and warranties hereto with respect to the sale or other disposition after the Closing Date of the Merger
Consideration:

     8.1 DISPOSITION OF SHARES.

         (a) Each of the Shareholders and Parent acknowledge that (i) they may be deemed to be "Affiliates" of Company for purposes of qualifying the transactions contemplated hereby as pooling of interests business combinations under applicable accounting and SEC rules and regulations, and (ii) the Parent Common Stock (as defined herein), until such time as the securities are registered under the Securities Act, are "restricted securities" as defined in Rule 144 under the Securities Act. Each of the Shareholders represents, warrants and agrees that for the period beginning thirty (30) days prior to the Closing Date he has not disposed, and thereafter will not dispose, of any shares of capital stock of Company or of Parent, and following the Closing he will not sell, transfer or otherwise dispose of any of his Merger Consideration, or in any other way reduce his or her risk of owning shares of Parent Common Stock, until such time as final results of operations of Parent covering at least thirty (30) days of combined operations of Parent and Company have been published and as further set forth in paragraph (b) of this Section 8.1.

         (b) Each of the Shareholders agrees that he will not sell, transfer or otherwise dispose of any Merger Consideration, except pursuant to
             (i) an exemption from the registration requirements under the Securities Act, which does not require the filing by Parent with the SEC of any registration statement, offering circular or other document, in which case, such Shareholder shall first supply to Parent an opinion of counsel (which counsel and opinions shall be satisfactory to Parent in Parent's reasonable judgement) that such exemption is available, or

(ii) an effective registration statement covering such Parent Common Stock filed by Parent with the SEC under the Securities Act.

     8.2 LEGENDS.

         (a) Until such time as final results of operations of Parent covering at least thirty (30) days of combined operations of Parent and Company have been published as further described in Section 8.1(a) above, the certificates representing the shares of Parent Common Stock comprising the Merger Consideration hereunder shall bear the following legend:

         THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE EFFECT TO ANY ATTEMPTED SALE, TRANSFER OR ASSIGNMENT, PRIOR TO THE PUBLICATION AND DISSEMINATION OF FINANCIAL STATEMENTS BY THE ISSUER WHICH INCLUDE THE RESULTS OF AT LEAST THIRTY (30) DAYS OF COMBINED OPERATIONS OF THE ISSUER FOR WHICH THESE SHARES ARE ISSUED. UPON THE WRITTEN REQUEST OF THE HOLDER OF THIS CERTIFICATE, THE ISSUER WILL REMOVE THIS RESTRICTIVE LEGEND WHEN THIS REQUIREMENT HAS BEEN MET.

         (b) Until such time as the shares of Parent Common Stock are registered for sale under the Securities Act as described in the Registration Rights Agreement, the certificates representing the shares of Parent Common Stock comprising the Merger Consideration hereunder shall bear, in addition to the legend set forth in Section 8.2(a) above, the following legend:

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY THE HOLDER EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE ACT, AND IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS OF ANY STATE WITH RESPECT THERETO, OR IN ACCORDANCE WITH AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.

Parent may, unless a registration statement is in effect covering such shares, place stop transfer orders with its transfer agents with respect to such certificates in accordance with federal securities laws.

     8.3 MANDATORY REGISTRATION. Within 30 business days after the Closing, Parent agrees to file a registration statement with the SEC covering the shares of Parent Common Stock comprising Merger Consideration, under the terms and conditions set forth in the Registration Rights Agreement.


                                   ARTICLE IX

                                 INDEMNIFICATION

     9.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by the Shareholders contained in EXHIBIT 2 hereof shall survive the Closing Date and continue in full force and effect until (i) the date of the first audit of financial statements containing combined operations of the Parent and the Company for those representations and warranties that would be expected to be encountered in the audit process, and (ii) one (1) year from the Closing Date for all other representations and warranties, as appropriate. Notwithstanding any knowledge of facts determined or determinable by any party by investigation, each party shall have the right to fully rely on the representations, warranties, covenants and agreements of the other parties contained in this Agreement, including without limitation the rights to indemnification set forth in this Article IX, or in any other documents or papers delivered in connection herewith. Each representation, warranty, covenant and agreement of the parties contained in this Agreement is independent of each other representation, warranty, covenant and agreement. Each of the representations and warranties of Parent shall expire at the Effective Time.

     9.2 INDEMNIFICATION OF PARENT BY CONTROLLING SHAREHOLDERS. Notwithstanding anything herein to the contrary, but subject to the express limitations otherwise described herein, each of the Controlling Shareholders agrees to defend, hold harmless and indemnify Parent and its affiliates, and their respective employees, directors, agents and representatives and its successors and assigns (the "PARENT INDEMNIFIED PARTIES"), computed net of the present value of all tax benefits which may be taken advantage of on the tax returns filed with the IRS or any state, from and for all claims, demands, actions, damages (excluding consequential, incidental or special damages or damages resulting from lost profits or savings), liabilities and losses (including court costs, reasonable attorney's fees and other expenses, whether or not suit is filed, and including such costs, fees and expenses in any trial court and on any appeal) ("ADVERSE CONSEQUENCES") that may accrue, arise, be made against or sustained by any of Parent Indemnified Parties following the Closing Date on account of or resulting from any breach (or alleged breach) of any of Company's or Shareholders' representations, covenants or warranties set forth herein or any other provision of this Agreement; PROVIDED, HOWEVER, that: (a) the Controlling Shareholders shall not have any obligation to indemnify Parent Indemnified Parties hereunder until Parent Indemnified Parties have suffered by reason of all such breaches in excess of a $125,000 aggregate threshold (at which point the Controlling Shareholders will be obligated to indemnify Parent Indemnified Party or Parent Indemnified Parties from and against all such Adverse Consequences relating back to the first dollar), PROVIDED, HOWEVER, that the representations and warranties set forth herein shall be interpreted for the purpose of determining a breach thereof within the indemnification provisions set forth herein, including without limitation the threshold described in this clause (a), as if the word "material" or other like materiality or qualifying provision was not included in such representation or warranty; (b) each of Parent Indemnified Parties agrees to collect or otherwise satisfy its claim(s) for damages or other amounts owed to it or them by the Controlling Shareholders under the terms of this Article IX from the Escrowed Merger Consideration until the earlier of (i) such time that the Escrowed Merger Consideration is exhausted by payments or reserves, or (ii) the expiration of the 180 day escrow period described in
SECTION 1.13 hereof; (c) the aggregate amount of indemnification payments that may be required from any Controlling Shareholder shall not exceed that Controlling Shareholder's portion of the Merger Consideration, valued as of the Effective Time, and (d) the collection by the Parent Indemnified Parties of amounts from the Escrowed Merger Consideration, except to the extent that the Escrowed Merger Consideration satisfies the Adverse Consequences sustained by the Parent Indemnified Parties, shall not limit or otherwise affect in any manner whatsoever Parent Indemnified Parties' rights of indemnification and enforcement of all remedies relating thereto hereunder.

     9.3 INDEMNIFICATION OF SHAREHOLDERS BY PARENT. Notwithstanding anything herein to the contrary, Parent agrees to defend, hold harmless and indemnify the Shareholders and their Affiliates, and their respective employees, directors, agents and representatives, successors and assigns (the "COMPANY INDEMNIFIED PARTIES"), computed net of the present value of all tax benefits which may be taken advantage of on the tax returns filed with the IRS or any state, from and for all claims, demands, actions, damages, liabilities and losses (including court costs, reasonable attorney's fees and other expenses, whether or not suit is filed, and including such costs, fees and expenses in any trial court and on any appeal) that may accrue, arise, be made against or sustained by any of Company Indemnified Parties following the Closing Date on account of or resulting from any breach (or alleged breach) of any of Parent's representations, covenants or warranties set forth herein or any other provision of this Agreement.

     9.4 REMEDIES CUMULATIVE. The remedies provided herein shall be cumulative and shall not preclude Parent or Shareholders from asserting any other right, or seeking any other remedies against the Shareholders or Parent, as the case may be.

     9.5 THIRD PARTY CLAIMS.

         (a) If any third party makes a claim for which an Indemnified Party under this Article IX seeks indemnity from the indemnifying party ("INDEMNITOR"), the Indemnified Party shall as soon as practicable notify Indemnitor of the details of the claim ("CLAIM NOTICE"); PROVIDED, HOWEVER, that no delay on the part of the Indemnified Party in notifying any Indemnitor shall relieve the Indemnitor from any obligation hereunder unless (and then solely to the extent) the Indemnitor thereby is prejudiced.

         (b) After receiving a Claim Notice, Indemnitor may elect, by written notice to the Indemnified Party, to assume the defense of such claim by using counsel selected by Indemnitor, acting reasonably, so long as (i) Indemnitor notifies Indemnified Party in writing within 15 days after Indemnified Party has given notice of such third party claim that Indemnitor will indemnify (without reservation) Indemnified Party from and against the entirety of any Adverse Consequences Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by such claim,
(ii) Indemnitor provides Indemnified Party with evidence reasonably acceptable to Indemnified Party that Indemnitor will have the financial resources to defend against such claim and fulfill its indemnification obligations hereunder, (iii) such claim involves only money damages and does not seek an injunction or other equitable relief, (iv) settlement of, or an adverse judgment with respect to, the claim is not, in the good faith judgment of Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of Indemnified Party, and (v) Indemnitor conducts the defense of such claim actively and diligently.

         (c) So long as Indemnitor is conducting the defense of such claim in accordance with the paragraph (b) above, (i) Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of such claim, (ii) Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to such claim without the prior written consent of Indemnitor (not to be withheld unreasonably), and (iii) Indemnitor will not consent to the entry of any judgment or enter into any settlement with respect to such claim without the prior written consent of Indemnified Party (not to be withheld unreasonably).

         (d) In the event any of the conditions in the paragraph (b) above is or becomes unsatisfied, however, (i) Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, such claim in any manner it reasonably may deem appropriate (and Indemnified Party need not consult with, or obtain any consent from, any Indemnitor in connection therewith), and (ii) Indemnitor will remain responsible for any Adverse Consequences Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by such claim to the fullest extent provided in this Section 9.5.

     9.6 LIMITATIONS ON INDEMNIFICATION

         (a) TIME LIMITATIONS. No claim or action shall be brought under Sections 9.2 or 9.3 for a breach of a representation, warranty or covenant unless written notice of the potential claim is provided to the party from whom indemnification is sought on or before the later of (i) the applicable survival period of such representation, warranty or covenant as set forth herein, or (ii) December 31, 2001.

         (b) INSURANCE. Any claims or actions brought under Sections 9.2 or 9.3 for breach of a representation, warranty or covenant shall be reduced by the amount any insurance proceeds or contribution from a third party to the extent actually received by the Indemnified Party.

         (c) RESERVES. Any claim or action brought under Section 9.2 for breach of a representation, warranty or covenant shall be reduced by the amount, if any, by which the Company has a reserve for such potential claim accrued on the December 31, 1997 Balance Sheet, provided that such reserve has not been applied to another claim.

     9.7 SATISFACTION OF INDEMNITY CLAIM. To the extent that the Escrowed Merger Consideration is not exhausted or is not otherwise unavailable to satisfy a Parent Indemnified Party's claims for damages or other amounts owed to it in respect of any Adverse Consequences under this Article IX, all such amounts determined to be owed by the Controlling Shareholders in respect of such Adverse Consequences shall be satisfied by the return of a number of shares of Parent Common Stock which, when valued at the Market Value, is equal in value to the amount of such Adverse Consequences. For purposes hereof, the market value of Parent Common Stock shall be the average closing price per share of Parent Common Stock on the Nasdaq National Market ("Nasdaq") for the 20 consecutive trading days ending the second trading day prior to the Closing Date, as reported by THE WALL STREET JOURNAL (Eastern Edition) (the "MARKET VALUE").


                                    ARTICLE X

                        TERMINATION, AMENDMENT AND WAIVER

     10.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time:

         (a) by written consent of all of the parties hereto at any time prior to the Closing; or

         (b) by Parent upon delivery of written notice to Company and the Shareholders (i) not later than the close of business on May 26, 1998 on account of information obtained by Parent in connection with its due diligence review of the Company or (ii) in accordance with notice provisions of this Agreement in the event of a material breach by Company or any of the Shareholders of any provisions of this Agreement; or

         (c) by Company and the Shareholders upon delivery of written notice to Parent in accordance with notice provisions of this Agreement in the event of a material breach by Parent of any provision of this Agreement; or

         (d) notwithstanding the provisions herein, this Agreement shall terminate automatically if the Closing shall not have occurred by the Closing Date.

     10.2 EFFECT OF TERMINATION. Except for the provisions of SECTION 5.8 and
ARTICLE IX hereof, which shall survive any termination of this Agreement, in the event of termination of this Agreement pursuant to this Article, this Agreement shall forthwith become void and of no further force and effect, and the parties shall be released from any and all obligations hereunder; PROVIDED, HOWEVER, THAT nothing herein shall relieve any party from liability for any termination resulting from a deliberate act undertaken with the knowledge that such act would frustrate or impede the Closing or the consummation of the transactions contemplated hereby.

                                   ARTICLES XI

                                   DEFINITIONS

         11.1 DEFINED TERMS. As used herein, the following terms shall have the following meanings:

         "Adjusted Financial Statements" shall have the meaning as set forth in
     SECTION 2-8(b) of EXHIBIT 2.

         "Adverse Consequences" shall have the meaning as set forth in SECTION 9.2.

         "APB 16" shall have the meaning as set forth in the recitals.

         "Affiliate" shall have the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.

         "Articles of Merger" shall mean substantially the form of Articles of Merger attached hereto as EXHIBIT 3.

         "Assets" shall have the meaning set forth in SECTION A-12 of EXHIBIT 2.

         "Buy-Out Shares" shall have the meaning set forth in SECTION 5.9.

         "Closing" shall have the meaning as set forth in SECTION 1.10.

         "Closing Date" shall have the meaning as set forth in SECTION 1.10.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Company Indemnified Parties" shall have the meaning as set forth in
     SECTION 9.3.

         "Company Shares" shall have the meaning set forth in SECTION 1.6.

         "Computer Applications" means the following computer software/hardware packages: PoliceWorks, CommWorks, FireLine, MDT, and Building Inspections.

         "Computer Products" means all computer program materials, software and hardware which are a part of the Assets of Company, including without limitation the Computer Applications.

         "Computer Products Related Agreements" shall have the meaning as set forth in SECTION A-21 of EXHIBIT 2.

         "Confidential Information" shall have the meaning as set forth in
     SECTION 5.8(a).

         "Contract" means any agreement, contract, lease, note, mortgage, indenture, loan agreement, franchise agreement, covenant, employment agreement, license, instrument, purchase and sales order, commitment, undertaking, obligation, whether written or oral, express or implied.

         "Contributors" shall have the meaning as set forth in SECTION 2-12(c) of EXHIBIT 2.

         "Controlling Shareholders" shall have the meaning set forth in the header to this Agreement.

         "Current Balance Sheet" shall have the meaning as set forth in SECTION 2-8 of EXHIBIT A.

         "Effective Time" shall have the meaning as set forth in SECTION 1.2.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Escrow Agent" shall have the meaning as set forth in SECTION 1.13.

         "Escrow Agreement" shall have the meaning as set forth in SECTION 1.13.

         "Escrowed Merger Consideration" shall have the meaning as set forth in
     SECTION 1.7.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Financial Statements" shall have the meaning as set forth in SECTION 2-8(a) of EXHIBIT 2.

         "Fixed Assets" shall have the meaning as set forth in SECTION 2-12 of
     EXHIBIT 2.

         "GAAP" means generally accepted accounting principles in effect in the United States of America from time to time.

         "Governmental Authority" means any nation or government, any state, regional, local or other political subdivision thereof, and any entity or official exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Intellectual Property" shall have the meaning as set forth in SECTION 2-13 of EXHIBIT 2.

         "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, but not limited to, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code or comparable law or any jurisdiction in connection with such mortgage, pledge, security interest, encumbrance, lien or charge).

         "Market Value" shall have the meaning set forth in SECTION 9.6.

         "Management Shareholders" shall have the meaning set forth in the header to this Agreement.

         "Material Adverse Change (or Effect)" means a change (or effect), in the condition (financial or otherwise), properties, assets, liabilities, rights, obligations, operations, business or prospects which change (or effect) individually or in the aggregate, is materially adverse to such condition, properties, assets, liabilities, rights, obligations, operations, business or prospects.

         "Material Contracts" shall have the meaning as set forth in SECTION 2-21 of EXHIBIT 2.

         "Merger" shall have the meaning as set forth in the recitals to this Agreement.

         "Merger Consideration" shall have the meaning as set forth in SECTION 1.7(a).

         "Merger Filing" shall have the meaning as set forth in SECTION 1.2.

         "Nasdaq" shall have the meaning as set forth in SECTION 7.2.

         "Non-Controlling Shareholders" shall have the meaning as set forth in
     SECTION 5.3.

         "Parent Common Stock" shall have the meaning as set forth in SECTION 1.7(a).

         "Parent Indemnified Parties" shall have the meaning as set forth in
     SECTION 9.2.

         "Parent Reports" shall have the meaning as set forth in SECTION 3-7 of
     EXHIBIT 3.

         "Permits" shall have the meaning as set forth in SECTION 2-19 of
     EXHIBIT 2.

         "Person" means an individual, partnership, corporation, limited liability company, business trust, joint share company, estate, trust, unincorporated association, joint venture, Governmental Authority or other entity, of whatever nature.

         "Receivables" shall have the meaning as set forth in SECTION 2-18 of
     EXHIBIT 2.

         "Register", "registered" and "registration" refer to a registration of the offering and sale of securities effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of the effectiveness of such registration statement.

         "Resolution Period" shall have the meaning as set forth in SECTION
     12.13.

         "Restricted Period" shall have the meaning as set forth in SECTION 5.3.

         "Restricted Securities" shall have the meaning as set forth in SECTION 8.1(a).

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Senior-Level Company Employees" shall have the meaning as set forth in
     SECTION 5.10.

         "Shareholder" shall have the meaning set forth in the header to this Agreement.

         "Signing Options" shall have the meaning as set forth in SECTION 5.10.

         "Subsidiary Share" shall have the meaning as set forth in SECTION
     1.6(c).

         "Surviving Entity" shall have the meaning as set forth in SECTION 1.1.

         "Tax Returns" shall have the meaning as set forth in SECTION 2-16 of
     EXHIBIT 2.

         "Taxes" means all taxes, fees or other assessments, including, but not limited to, income, excise, property, sales, use, franchise, intangible, payroll, withholding, social security and unemployment taxes imposed by any federal, state, local or foreign governmental agency, and any interest or penalties related thereto.

         "Total Buy-Out Shares" shall have the meaning as set forth in SECTION 5.9.

     11.2 OTHER DEFINITIONAL PROVISIONS

         (a) All terms defined in this Agreement shall have the defined meanings when used in any certificates, reports or other documents made or delivered pursuant hereto or thereto, unless the context otherwise requires.

         (b) Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

         (c) All matters of an accounting nature in connection with this Agreement and the transactions contemplated hereby shall be determined in accordance with GAAP applied on a basis consistent with prior periods, where applicable.

         (d) As used herein, the neuter gender shall also denote the masculine and feminine, and the masculine gender shall also denote the neuter and feminine, where the context so permits.


                                   ARTICLE XII

                               GENERAL PROVISIONS

     12.1 NOTICES. All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be deemed given if delivered by certified or registered mail (first class postage pre-paid), guaranteed overnight delivery or facsimile transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage pre-paid) or guaranteed overnight delivery, to the following addresses and telecopy numbers (or to such other addresses or telecopy numbers which any party shall designate in writing to the other parties):

         (a) if to PARENT to:

             H.T.E., Inc.
             1000 Business Center Drive
             Lake Mary, Florida 32746
             Attn.: Dennis J. Harward, President
             Telecopy: (407) 304-1075

             with a copy to:

             L.A. Gornto, Jr., Esq.
             149-F South Ridgewood Avenue
             Daytona Beach, Florida 32114
             Telecopy: (904) 257-1833

             Greenberg, Traurig, Hoffman, Lipoff,
              Rosen & Quentel, P.A.
             111 South Orange Avenue
             20th Floor
             Orlando, Florida  32801
             Attn.: E. Thom Rumberger Jr., Esq.
             Telecopy: (407) 420-5909

         (b) if to COMPANY to:

             UCS, Inc.
             2005 W. Cypress Creek Rd., Suite 100
             Ft. Lauderdale, Florida 33309
             Attn.: O. F. Ramos, President
             Telecopy: (954) 233-2336
             with a copy to:

             Steel Hector & Davis LLP
             1900 Phillips Point West
             777 South Flagler Drive
             West Palm Beach, Florida 33401-6198
             Attn.: Thomas G. O'Brien III, Esq.
             Telecopy: (561) 655-1509



         (c) if to SHAREHOLDERS TO:

             O.F. Ramos
             14020 Carlton Drive
             Davie, FL  33330
             Telecopy:  (954) 423-9039

             William K. North
             2130 NW 82nd Terrace
             Sunrise, FL 33322
             Telecopy:_____________

             Robert W. Nelson
             1310 NE 27TH Way
             Pompano Beach, FL 33062
             Telecopy:_____________


             Dania Ramos
             20201 NW 7th Street
             Pembroke Pines, FL  33029
             Telecopy: (954) 438-4810


             Thomas F. Mersch
             2870 Banyan Blvd, Circle NW
             Boca Raton, FL  33431
             Telecopy:_____________

             Alvin W. North
             2130 NW 82ND Terrace
             Sunrise, FL 33322
             Telecopy:_____________

     12.2 NEWS RELEASE. On or before the Closing Date, neither Company or the Shareholders nor Parent shall (nor shall either party permit any of its respective Affiliates to), without prior consultation with the other party and the other party's review and consent to any public announcement concerning the transactions contemplated hereby (which consent shall not be unreasonably withheld), issue any press release or make any public announcement with respect to the transactions contemplated hereby except such disclosures as may be required by law. During such period each party shall, to the extent practicable, allow the other party reasonable time to review and comment on such release or announcement in advance of its issuance and use reasonable efforts in good faith to reflect the reasonable and good faith comments of such other party; PROVIDED, HOWEVER, that neither party shall be prevented from making any disclosure deemed by such party's counsel as required by law; provided further, that Company hereby consents in advance to Parent's press release concerning the transactions contemplated hereby, substantially in the form of EXHIBIT 12.2 attached hereto, upon execution of this Agreement by the parties. In addition, Company will assist Parent in communicating the benefits of the transactions contemplated hereby to customers and assist Parent in maintaining its relationships with existing and prospective customers of the business purchased by Parent hereby.

     12.3 BROKERAGE. The parties acknowledge that the Shareholders, not the Company, are obligated to pay (i) a fee at the Closing to SunTrust/Equitable Securities Corporation in respect of financial advisory services provided by SunTrust/Equitable Securities Corporation to the Shareholders, and (ii) any legal fees to Steel Hector & Davis LLP for legal services rendered in connection with this transaction. Each party hereto warrants to the other that it has not dealt with or been solicited by any brokers or incurred any brokerage fees or other commissions in connection with this transaction, and agrees to hold the other harmless from, and indemnify the other for, any claims for any such fees or commissions.

     12.4 ENTIRE AGREEMENT. This Agreement (including the Schedules and Exhibits attached hereto) and other documents delivered at the Closing pursuant hereto, and all representations and warranties contained herein and therein, contains the entire understanding of the parties in respect of its subject matters and supersedes all prior agreements and understanding (oral or written) between or among the parties with respect to such subject matter. The Schedules and Exhibits constitute a part hereof as though set forth in full above.

     12.5 EXPENSES. Each of the parties shall pay their own fees and expenses, including their own counsel fees, incurred in connection with this Agreement or any transaction contemplated hereby.

    12.6 AMENDMENT; WAIVER. This Agreement may not be modified, amended, supplemented, canceled, or discharged, except by written instrument executed by all parties. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts.

     12.7 BINDING EFFECT; ASSIGNMENT. The rights and obligations of this Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns. Nothing expressed or implied herein shall be construed to give any other person any legal or equitable rights hereunder. Except as expressly provided herein, the rights and obligations of this Agreement may not be assigned by the Company or the Shareholders without the prior written consent of Parent. Parent may assign all or any portion of its or Surviving Entity's rights hereunder to one or more of its wholly-owned subsidiaries, but such assignment will not constitute a release of Parent from any of its obligations hereunder.

     12.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts (which may include counterparts signed by facsimile), each of which shall be an original but all of which together shall constitute one and the same instrument.

     12.9 INTERPRETATION. When a reference is made in this Agreement to an article, section, paragraph, clause, schedule or exhibit, such reference shall be deemed to be to this Agreement unless otherwise indicated. The headings contained herein and on the schedules are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or the schedules. Whenever, the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Time shall be of the essence in this Agreement.

     12.10 SPECIFIC PERFORMANCE. Upon default hereunder the non-defaulting party shall be entitled to make claim for specific performance of the terms of this Agreement, in which event the defaulting party shall waive the defense that there is an adequate remedy at law or in money damages.

     12.11 ATTORNEYS' FEES; COSTS. In any action to enforce the provisions of this Agreement, the prevailing party shall be entitled to recover all reasonable attorneys' fees, court costs and other expenses incurred in connection therewith, including such fees and costs in the trial court and on any appeal.

     12.12 ADDITIONAL ITEMS. Each party agrees to execute and deliver in proper form any additional items or documents that may appear after Closing to be necessary to fully accomplish the purposes and objectives of the parties to this Agreement.

     12.13 DISPUTE RESOLUTION. If any dispute, claim, question or disagreement (a "DISPUTED MATTER") arises between any of the parties hereto which relates to this Agreement or a breach of this Agreement, the parties shall use their best efforts to settle such Disputed Matter. If the parties cannot reach a mutually agreeable solution to such Disputed Matter within 20 days of one party's sending the other party's written notice of such Disputed Matter (the "RESOLUTION PERIOD"), the Disputed Matter shall be submitted to arbitration as hereinafter provided.

     12.14 ARBITRATION. Subject to the provisions of ARTICLE V hereof, after the Resolution Period has expired, upon the demand of any party to this Agreement, any controversy or claim arising out of or relating to this Agreement, or any breach thereof, including, without limitation, any claim that this Agreement or any portion thereof is invalid, illegal or otherwise voidable, shall be submitted to arbitration before and in accordance with the rules of the American Arbitration Association and judgment upon the award may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing to the contrary, either party shall have the right to seek and obtain any provisional remedy, including, without limitation, a temporary restraining order, injunctive relief, or other equitable relief, from any court of competent jurisdiction, as may be necessary in such party's sole subjective judgment, to protect its interests during the pendency of such arbitration. The prevailing party to said arbitration shall be entitled to an award of reasonable attorneys' fees. The situs of the arbitration proceedings shall be the regional office of the American Arbitration Association which is located nearest to Orlando, Florida, or such other office of the American Arbitration Association as the parties hereto shall mutually agree.

     12.15 GOVERNING LAW; INTERPRETATION. This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of Florida applicable to contracts executed and to be wholly performed with such State, without giving effect to any choice or conflict of law provisions or rules that would cause the application of the laws of any jurisdiction other than the State of Florida.

     12.16 JURISDICTION. The parties to this Agreement agree that any suit, action or proceeding arising out of, or with respect to, this Agreement or any judgment entered by any court in respect thereof may be brought only in the courts of the State of Florida or the federal district courts located within the State of Florida, and the parties hereto hereby accept the exclusive jurisdiction of those courts for the purpose of any suit, action or proceeding.

     12.17 DISCLOSURE AND ACCOMMODATION. Matters disclosed on a Schedule or Exhibit, as the case may be, herein shall be deemed to be adequate disclosure for purposes of disclosing information only with respect to the particular section of this Agreement to which such Schedule or Exhibit relates, except to the extent that such matters are also disclosed on, or cross-referenced to, another Schedule or Exhibit. To the extent that a matter is disclosed, but a material circumstance related thereto is not ascertainable from the information disclosed on the Schedule or Exhibit concerning such matter by review of the specific agreements, documents or other information identified on the Schedule or Exhibit and made available for review, it shall not be deemed to be adequate disclosure of such material circumstance.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

                                          H.T.E., INC.,
                                          a Florida corporation


                                          By:  /s/
                                          ------------------------------
                                          Name:  L.A. GORNTO, JR.
                                          Title: EXECUTIVE VICE PRESIDENT


                                          HTE - UCS, INC.,
                                          a Florida corporation

                                          By:  /s/
                                          ----------------------------
                                          Name:  L.A. GORNTO, JR.
                                          Title: EXECUTIVE VICE PRESIDENT


                                            SHAREHOLDERS:


                                          /s/
                                          -----------
                                          O. F. RAMOS


                                          /s/
                                          ----------------
                                          WILLIAM K. NORTH


                                          /s/
                                          ----------------
                                          ROBERT W. NELSON


                                          /s/
                                          -----------
                                          DANIA RAMOS


                       [SIGNATURES CONTINUE ON NEXT PAGE]

                                          /s/
                                          ----------------
                                          THOMAS F. MERSCH


                                          /s/
                                          --------------
                                          ALVIN W. NORTH



                                          UCS, INC.,
                                          a Florida corporation


                                          By:  /s/
                                          ---------------------
                                          Name:  O.F. RAMOS
                                          Title: PRESIDENT

                                    EXHIBIT 2

                        REPRESENTATIONS AND WARRANTIES OF
                            COMPANY AND SHAREHOLDERS

     2-1. EXISTENCE. Company is now, and on the Closing Date will be, a corporation, organized and existing and in good standing under the laws of the state of its incorporation and has the requisite power and authority to own or lease its properties and to carry on its business as now being conducted. Except as set forth on SCHEDULE 2-1 attached hereto, Company is legally qualified to do business as a corporation in each of the jurisdictions in which it is required to be so qualified, which represent all jurisdictions where the nature of its properties and the conduct of its business require such qualification, and is in good standing in each of the jurisdictions in which it is so qualified.


     2-2. POWER AND AUTHORITY. Company and each of the Shareholders each have the power, legal capacity and authority to enter into, and perform its/his respective obligations under, this Agreement and each other agreement, document and instrument to be executed and delivered by Company or the Shareholders in connection herewith (collectively, the "RELATED AGREEMENTS"). Company has taken all action necessary to authorize the execution and delivery of this Agreement and the Related Agreements, the performance of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby.

     2-3. ENFORCEABILITY. This Agreement has been duly authorized, executed and delivered by each of Company and the Shareholders and constitutes the legal, valid and binding obligation of each, enforceable respectively against them and their respective beneficiaries in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

     2-4. OWNERSHIP INTEREST. SCHEDULE 2-4 sets forth, as of the date hereof, with respect to Company the number of authorized, issued and outstanding shares of each class of its capital stock held by each of the Shareholders, and the number of shares of each class of its capital stock which are held in treasury. All of the issued and outstanding shares of capital stock of Company (i) have been duly authorized and validly issued and are fully paid and non-assessable,
(ii) were issued in compliance with all applicable state and federal securities laws and (iii) were not issued in violation of any preemptive rights or rights of first refusal or similar rights. No preemptive rights or rights of first refusal or similar rights exist with respect to any shares of capital stock of Company and no such rights arise by virtue of or in connection with the transactions contemplated hereby. The Shareholders constitute the sole record and sole beneficial holders of all issued and outstanding stock of capital stock of Company and the Shareholders own such shares as set forth on SCHEDULE 2-4, free and clear of all Liens, restrictions and claims of any

                                      2-1
kind. Except as set forth on SCHEDULE 2-4 hereto, (i) there are no outstanding or authorized rights, options, warrants, convertible securities, subscription rights, conversion rights, exchange rights or other agreements or commitments of any kind that could require Company to issue or sell any shares of its capital stock (or securities convertible into or exchangeable for shares of its capital stock); (ii) there are no outstanding share appreciation, phantom share, profit participation or other similar rights with respect to Company; (iii) there are no proxies, voting rights or other agreements or understandings with respect to the voting or transfer of the capital stock of Company; and (iv) Company is not obligated to redeem or otherwise acquire any of its outstanding shares of capital stock.

     2-5. NO VIOLATION. Except as set forth on SCHEDULE 2-5, the execution and delivery of this Agreement and the Related Agreements by the Shareholders and Company, the performance by Company and the Shareholders of their respective obligations hereunder and thereunder and the consummation by them of the transactions contemplated by hereby and thereby will not (a) contravene any provision of the Articles of Incorporation, Bylaws or other organizational or governing document of Company, (b) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment or order of any Governmental Authority or of any arbitration award which is either applicable to, binding upon or enforceable against Company, (c) conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right of payment under or the right to terminate, amend, modify, abandon or accelerate, any Contract which is applicable to, binding upon or enforceable against Company, (d) result in or require the creation or imposition of any Lien upon or with respect to any of the properties or assets of Company,
(e) give to any individual or entity a right or claim against Company or (f) require the consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, any court or tribunal or any other Person. In light of Parent's limited due diligence as of the date hereof, notwithstanding any disclosure on SCHEDULE 2-5, Parent shall have, and reserves the right to conduct further due diligence on any such disclosed matter and based upon such diligence at any time prior to May 26, 1998 determine not to proceed with the Closing hereof in its sole discretion and to terminate this Agreement, and each of the parties shall be released from any and all obligations hereunder (except for Section 5.8 and Article IX which shall survive according to their terms).

     2-6. RECORDS OF COMPANY. The copies of the Articles of Incorporation, Bylaws and other documents and agreements of Company which were provided to Parent are true, accurate, and complete and reflect all amendments made through the date of this Agreement and through the Closing Date. The minute books and other records of corporate actions for Company made available to Parent for review were correct and complete as of the date of such review, and such minute books and records contain an accurate record of all material corporate actions of the Shareholders and directors (and any committees thereof) of Company taken by written consent or at a meeting or otherwise since incorporation or formation. All corporate actions taken by Company have been duly authorized or ratified. The share ledger of Company, as previously made available to Parent, contains accurate and complete records of all issuances, transfers and cancellations of shares of the capital stock of Company.

                                      2-2

     2-7. SUBSIDIARIES. Company does not, directly or indirectly, own any outstanding voting securities of or other interests in, or control, any other corporation, partnership, joint venture or other entity.

     2-8. FINANCIAL STATEMENTS. The Shareholders have delivered to Parent, (i) as of the date hereof, financial statements of Company for the periods ended December 31, 1995, December 31, 1996, and December 31, 1997, prepared by Company and certified by Company's outside auditors, Price Waterhouse, and (ii) on or prior to Closing, unaudited financial statements for the four month period ended April 30, 1998, prepared by Company, including the notes thereto (collectively, the "FINANCIAL STATEMENTS"), copies of which are attached to SCHEDULE 2-8 hereto. The balance sheet of Company dated as of April 30, 1998, included in the Financial Statements are referred to herein as the "CURRENT BALANCE SHEET." The Financial Statements fairly present the financial position of Company at the balance sheet dates and the results of operations for the periods covered thereby, and have been prepared in accordance with GAAP consistently applied throughout the periods indicated. The books and records of Company fully and fairly reflect all of its transactions, properties, assets and liabilities. There are no material special or non-recurring items of income or expense during the periods covered by the Financial Statements, and the balance sheets included in the Financial Statements do not reflect any write-up or revaluation which would increase the book value of any assets, except as specifically disclosed in the notes thereto. The Financial Statements reflect all adjustments necessary for a fair presentation of the financial information contained therein.

     2-9. CHANGES SINCE JANUARY 1, 1998. Except as specifically set forth in
SCHEDULE 2-9, since December 31, 1997, Company has not:

          (a) issued, transferred, sold, pledged, disposed of, encumbered, or authorized the issuance, transfer, sale, pledge, disposition, grant or encumbrance of any shares of its capital stock or of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock or any other ownership interest of Company;

          (b) subject to the proviso in clause (d) of this SECTION 2-9, declared, set aside, made, or paid any dividend or other distribution payable in cash, share, property or otherwise of or with respect to its capital stock or other securities, or reclassified, combined, split, subdivided or redeemed, purchased or otherwise acquired, directly or indirectly, any of its capital stock or other securities;

          (c) changed in the method or amounts by which bonuses or other payments, compensation or otherwise, are made to any of its officers or salaried employees or amended any other terms of employment or engagement of such persons which has not been disclosed in writing to Parent;

          (d) paid, distributed, compensated or accrued (regardless of when actually paid, distributed or compensated), or committed to pay, distribute, compensate or accrue, the Shareholders (other than Alvin W. North), collectively and together, in an aggregate amount for each month beginning January 1998 and ending on the Closing Date, in excess of $[57,083.33]; PROVIDED, HOWEVER, that to the extent necessary to pay for the Shareholders' tax liability for

                                      2-3
undistributed earnings of Company which have been attributed to such Shareholders for income tax purposes up to and including the Closing Date, and in excess of the limitation amounts described in this clause (d), Company shall make an additional distribution to each of the Shareholders as further provided in, and in accordance with, Subsection 4.1(c) hereof;

          (e) sold, leased or transferred any of its properties or assets or acquired any properties or assets other than in the ordinary course of business consistent with past practice;

          (f) made or obligated itself to make capital expenditures out of the ordinary course of business consistent with past practice;

          (g) made or placed any restrictions on any payment in respect of its liabilities other than in the ordinary course of business consistent with past practice;

          (h) incurred any obligations or liabilities (including, without limitation, any indebtedness for borrowed money, issuance of any debt securities, or the assumption, guarantee, or endorsement of the obligations of any Person) or entered into any transaction or series of transactions involving in excess of $10,000 in the aggregate out of the ordinary course of business, except for obligations and liabilities incurred in connection with this Agreement and the transactions contemplated hereby;

          (i) suffered any theft, damage, destruction or casualty loss, whether or not covered by insurance, in excess of $10,000 in the aggregate;

          (j) suffered any extraordinary losses (whether or not covered by insurance);

          (k) waived, canceled, compromised or released any rights having a value in excess of $10,000 in the aggregate;

          (l) except as otherwise provided herein, made or adopted any change in its accounting practice or policies;

          (m) entered into any transaction with any Affiliate of Company;

          (n) entered into any employment agreement not terminable at will;

          (o) terminated, amended or modified any agreement involving an amount in excess of $10,000 in the aggregate;

          (p) imposed any security interest or other Lien on any of its assets other than in the ordinary course of business consistent with past practice;

          (q) delayed paying any account payable beyond 60 days following the date on which it is due and payable except to the extent being contested in good faith;

          (r) made or pledged any charitable contributions in excess of $2,000 in the aggregate which remain unpaid;

                                      2-4

          (s) acquired (including, without limitation, for cash or shares of share or partnership interests, by merger, consolidation, or acquisition of share or assets) any interest in any corporation, partnership or other business organization or division thereof or any assets, or made any investment either by purchase of stock or securities, contributions or property transfer of capital other than as permitted or provided in this Agreement;

          (t) taken any actions which might reasonably result in any material loss of customers; or

          (u) agreed to do or authorized any of the foregoing.

     2-10. LIABILITIES. Except as shown on SCHEDULE 2-10, Company has no liabilities or obligations, whether accrued, absolute, contingent or otherwise, except (a) to the extent reflected on Company's Current Balance Sheet and not heretofore paid or discharged; and (b) liabilities incurred in the ordinary course of business consistent with past practice since the date of Company's Current Balance Sheet (none of which relates to breach of contract, breach of warranty, tort, infringement or violation of law, or which arose out of any action, suit, claim, governmental investigation or arbitration proceeding).

     2-11. REAL PROPERTY AND LEASEHOLDS. Company does not own any real property.
SCHEDULE 2-11 lists all real property leased or subleased to Company. Company has made available to Parent correct and complete copies of the leases and subleases listed in SCHEDULE 2-11, each of which is in full force and effect. To the knowledge of the Management Shareholders after due inquiry, the leasehold interests of the Company in such leased or subleased property is free and clear of any mortgages, claims, liens, restrictions or encumbrances which would, individually or in the aggregate, materially and adversely affect the value of such interests to Company or the ability of Company to carry on its activities conducted at such leased premises. Company has received no notice that it is in violation or noncompliance of any restrictions or easements existing with respect to such properties.

     2-12. TITLE TO ASSETS; OPERATION OF COMPUTER APPLICATIONS.

           (a) Except as described in SCHEDULE 2-12(a) attached hereto, Company holds good and marketable title to all of its Assets, other than those Assets which are leased by Company, free and clear of restrictions on or conditions to transfer or assignment, and free and clear of liens, pledges, charges, or encumbrances or adverse rights of third parties. For purposes of this Agreement, the term "ASSETS" means all properties and assets of any nature owned or leased by Company, including, without limitation, the Computer Products.

           (b) The Fixed Assets currently in use are necessary for the business and operations of Company and are in good operating condition, normal wear and tear excepted. For purposes of this Agreement, the term "FIXED ASSETS" means all vehicles, machinery, equipment, tools, supplies, leasehold improvements, furniture and fixtures, owned, leased or used by or located on the premises of Company or set forth on the Current Balance Sheet or acquired by Company since the date of the Current Balance Sheet.

                                      2-5

           (c) Except as set forth on SCHEDULE 2-12(c), Company holds valid and enforceable intellectual property rights to the Computer Products that may be asserted, and to Company's knowledge are sufficient, to prevent any third party other than Company from reproducing, transmitting, distributing, selling, licensing, leasing or otherwise conveying or exploiting for commercial purposes, or preparing derivative works of, the source code or object code contained in the Computer Products. The Computer Products do not contain any copyrighted material, including source code or portions of source code, created by any third party other than past or current employees of, or consultants to, Company or the Shareholders ("CONTRIBUTORS"). None of the Contributors has any valid claim to ownership or joint ownership of any copyright in or to any portion of the Confidential Information.

           (d) Except as shown on SCHEDULE 2-12(d), the Computer Applications will functionally perform and operate as of the Closing Date and thereafter, including without limitation the ability to operate accurately for "Year 2000" purposes, substantially in accordance with the documentation in respect of such Computer Applications and such other written representations, specifications and materials with respect thereto provided by Company and/or the Shareholders to Parent on or prior to the Closing Date. Except as described in SCHEDULE 2-12(d), as of the Closing Date the Computer Applications do not contain any virus or other design defect or any timer, clock, counter, or other design or routine intended to limit access to or usage of the Computer Applications. In light of Parent's limited due diligence as of the date hereof, notwithstanding any disclosure on SCHEDULE 2-12(d), Parent shall have, and reserves the right to conduct further due diligence on any such disclosed matter and based upon such diligence at any time prior to May 26, 1998 determine not to proceed with the Closing hereof in its sole discretion and to terminate this Agreement, and each of the parties shall be released from any and all obligations hereunder (except for Section 5.8 and Article IX which shall survive according to their terms).

     2-13. INTELLECTUAL PROPERTY. SCHEDULE 2-13 attached hereto lists all trademarks, service marks, trade names, copyrights, know-how, patents, trade secrets, licenses and other intellectual property used in the conduct of its business (the "INTELLECTUAL PROPERTY"). Company has full legal right, title and interest in and to the Intellectual Property. The conduct of the business of Company as presently conducted, and the unrestricted conduct and the unrestricted use and exploitation of the Intellectual Property, does not infringe or misappropriate any rights held or asserted by any Person and, to the knowledge of Company, no Person is infringing on any Intellectual Property of Company. No payments are required for the continued use of the Intellectual Property. None of the Intellectual Property has ever been declared invalid or unenforceable, or is the subject of any pending or threatened action for opposition, cancellation, declaration, infringement, or invalidity, unenforceability or misappropriation or like claim, action or proceeding.

     2-14. LABOR AGREEMENTS AND DISPUTES. Company is neither a party to, nor otherwise subject to any collective bargaining or other agreement governing the wages, hours, and terms of employment of Company's employees. Neither Company nor Shareholders are aware of any

                                      2-6
labor dispute or labor trouble involving employees of Company, nor has there been any such dispute or trouble during the two years preceding the date of this Agreement.

     2-15. ERISA AND RELATED MATTERS.

           (a) SCHEDULE 2-15(a) lists each of the following, if any, which is sponsored, maintained or contributed to by Company for the benefit of the employees or agents of Company, or has been so sponsored, maintained or contributed to at any time during Company's existence, or under which Company may have any existing or contingent obligations.

               (i) each "employee benefit plan", as such term is defined in
Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA") (including, but not limited to, employee benefit plans, such as foreign plans, which are not subject to the provisions of ERISA) ("PLAN"), and

               (ii) each stock option plan, collective bargaining agreement, bonus plan or arrangement, incentive award plan or arrangement, vacation policy, severance pay policy or agreement, deferred compensation agreement or arrangement, consulting agreement, employment contract and each other employee benefit plan, agreement, arrangement, program, practice or understanding, whether written or oral, which is not described in Section A-15(a)(i) ("BENEFIT PROGRAM OR AGREEMENT").

           (b) True, correct and complete copies of each of the Plans (if any), and related trusts, agreements and insurance contracts, if applicable, including all amendments thereto, have been furnished to Parent. There has also been furnished to Parent, with respect to each Plan required to file such report and description, the three most recent reports on Form 5500 and the summary plan description. True, correct and complete copies or descriptions of all Benefit Programs or Agreements have also been furnished to Parent.

           (c) Except as otherwise set forth in SCHEDULE 2-15(c),

               (i) Company does not contribute to and does not have any obligation to contribute to, and has not at any time contributed to or had an obligation to contribute to, a multiemployer plan within the meaning of Section 3(37) of ERISA ("MULTIEMPLOYER PLAN") or a multiple employer plan as described in Section 413(c) of the Code;

               (ii) Company has substantially performed all material obligations, whether arising by operation of law or by contract, required to be performed by it before or on the date hereof in connection with the Plan and Benefit Programs and Agreements (including without limitation the filing of any required Form 5500 for any of the Plans), and to the knowledge of the Management Shareholders, there have been no material defaults or violations by any other party to the Plans or Benefit Programs or Agreements;

               (iii) There has been no material failure to file with any governmental agencies or to furnish to any Plan participants or Plan beneficiaries, any reports or disclosures

                                      2-7
relating to the Plans in accordance with applicable law in a timely manner, and, to the knowledge of the Management Shareholders, each Plan and each Benefit Program or Agreement has been administered in substantial compliance with its governing documents and applicable law, including, without limitation, ERISA and the Code;

               (iv) Each of the Plans intended to be qualified under Section 401 of the Code satisfies the requirements of such Section and has received a favorable determination letter from the Internal Revenue Service regarding such qualified status and has not, since receipt of the most recent favorable determination letter, been amended or, to the knowledge of the Management Shareholders, operated in a way which would adversely affect such qualified status;

               (v) There are no actions, suits or claims pending (other than routine claims for benefits) or, to the knowledge of the Management Shareholders, threatened against, or with respect to, any of the Plans or Benefit Programs or Agreements or their Assets;

               (vi) All contributions required to be made to the Plans pursuant to their terms and provisions and applicable law, to the extent due, have been made timely or properly recorded on the Company's financial statements or records;

               (vii) As to any Plan subject to Title IV of ERISA, there has been no event or condition which presents the material risk of Plan termination, no accumulated funding deficiency, whether or not waived, within the meaning of
Section 302 of ERISA or Section 412 of the Code has been incurred, no reportable event within the meaning of Section 4043 of ERISA (for which the disclosure requirements of Regulation ss. 4043.1 ET SEQ. promulgated by the Pension Benefit Guaranty Corporation ("PBGC") have not been waived) has occurred, no notice of intent to terminate the Plan has been given under Section 4041 of ERISA, no proceeding has been instituted under Section 4042 of ERISA to terminate the Plan, there has been no termination or partial termination of the Plan within the meaning of Section 411(d)(3) of the Code, no liability to the PBGC has been incurred (other than premiums due the PBGC), and the assets of the Plan equal or exceed the aggregate present value of the benefit liabilities (within the meaning of Section 4001(a)(16) of ERISA) under the Plan, determined by the Plan's actuary based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such Plan's actuary and determined without taking account of the effect of projected salary increases [NEED TO SEE VALUATION REPORT IF DEFINED BENEFIT PLAN];

               (viii) None of the Plans nor any trust created thereunder or with respect thereto has engaged in any non-exempt "prohibited transaction" or "party-in-interest transaction" as such terms are defined in Section 4975 of the Code and Section 406 of ERISA which could subject any Plan, Company or any officer, director or employee thereof to a tax or penalty on prohibited transactions or party-in-interest transactions pursuant to Section 4975 of the Code or Section 502(i) of ERISA;

               (ix) Each trust funding a Plan, which trust is intended to be exempt from federal income taxation pursuant to Section 501(c)(9) of the Code, satisfies the requirements of such section and has received a favorable determination letter from the Internal

                                      2-8

Revenue Service regarding such exempt status and has not, since receipt of the most recent favorable determination letter, been amended or, to the knowledge of the Management Shareholder operated in a way which would adversely affect such exempt status;

               (x) Company does not have any obligation to provide health, dental or other welfare benefits to former employees, except (i) as specifically required by law, (ii) death benefits provided under any pension plan, or (iii) benefits the full cost of which is borne by current or former employees;

               (xi) Neither the execution and delivery of this Agreement nor the consummation of any or all of the transactions contemplated hereby will: (A) entitle any current or former employee of Company to severance pay, unemployment compensation or any similar termination payment, other than unemployment compensation claims resulting from any termination by Parent of employees of Company following the Closing, (B) accelerate the time of payment or vesting or increase the amount of any compensation due to any such employee or former employee, or (C) directly or indirectly result in any payment made to or on behalf of any person to constitute a "parachute payment" within the meaning of
Section 280G of the Code;

               (xii) Company has not incurred any liability or taken any action, and, to the knowledge of Shareholders, no action or event has occurred that could cause Company to incur any liability to any Multiemployer Plan, including without limitation on account of a partial or complete withdrawal within the meaning of Section 4203 and 4205 of ERISA;

               (xiii) All Plans that are group health plans have been operated in all material respects with the group health plan continuation coverage requirements of Section 4980B of the Code and Section 601 of ERISA to the extent such requirements are applicable, and no such group health plan (other than a medical reimbursement account plan as to which contributions are made through a
Section 125 plan) is self-insured plan; and

               (xiv) Actuarially adequate accruals for all obligations or contingent obligations under the Plans and Benefit Programs or Agreements are reflected in the Financial Statements provided to the Parent and such obligations include a pro rata amount of the contributions which would otherwise have been made in accordance with past practices for the plan years which include the Closing Date.

           (d) SCHEDULE 2-15(d) sets forth (i) by number and employment classification the approximate numbers of employees employed by Company as of the date of this Agreement, and (ii) the names of and the compensation paid to (including a breakdown of salary, bonus or commission) the ten most highly compensated employees of Company during calendar year 1997.

     2-16. TAX MATTERS.

           (a) Except as set forth in SCHEDULE 2-16(a), (i) all returns and reports, including without limitation, information and withholding returns and reports ("TAX RETURNS") of

                                      2-9
or relating to any Taxes that are required to be filed by or with respect to the income, business, operations or property of Company have been duly and timely filed, (ii) all items of income, gain, loss, deduction and credit or other items required to be included in such Tax Returns have been so included, (iii) all information provided in such Tax Returns is true, correct and complete, (iv) all Taxes that have become due with respect to the taxable years covered by such Tax Returns have been timely paid in full, (v) no penalty, interest or other charge is or will become due with respect to the late filing of any such Tax Return or late payment of any such Tax, and (vi) all withholding Tax requirements imposed on Company for all taxable periods have been satisfied in full in all respects.

           (b) There is no claim against Company with respect to any Taxes and no assessment, deficiency or adjustment has been asserted or proposed with respect to any Tax Return of or with respect to Company or any of the Shareholders, other than those disclosed (and to which are attached true and complete copies of all audit or similar reports) in SCHEDULE 2-16(b).

           (c) Except as set forth in SCHEDULE 2-16(c), there is not in force any extension of time with respect to the date on which any Tax Return of or with respect to Company or any of the Shareholders is due to be or have been filed, or any waivers or agreements by or with respect to Company or any of the Shareholders of or for any extension of time for the assessment or payment of any Tax.

           (d) Except as set forth in SCHEDULE 2-16(d), the total amounts set up as liabilities for Taxes in the Financial Statements are sufficient to cover the payment of all Taxes, including any penalties or interest thereon and whether or not assessed or disputed, which are, or are hereafter found to be, or to have been, due with respect to the conduct of the business of Company for the taxable periods covered thereby.

           (e) Company has not at any time consented to have the provisions of section 341(f)(2) of the Code apply with respect to a sale of its stock.

           (f) None of the Shareholders nor Company has taken or will take any action which could result in a deemed election under section 338 of the Code with respect to the Merger.

           (g) The Shareholders shall allow Parent or its designees access at all reasonable times to all of the their books and records (including tax workpapers and returns and correspondence with tax authorities) insofar as they relate to the operations of Company, including the right to take extracts therefrom and make copies thereof, to the extent such books and records relate to taxable periods ending on or prior to or that include the Closing Date. Parent shall (i) allow Shareholders access at all reasonable times to all of Company's books and records (including tax workpapers and returns and correspondence with tax authorities), including the right to take extracts therefrom and make copies thereof, to the extent that such books and records relate to taxable periods ending on or prior to or that include the Closing Date,

                                      2-10
and (ii) otherwise cooperate with the Shareholders in connection with any audit of Taxes that relate to the business of Company prior to Closing.

           (h) Company has been duly qualified as, and has maintained at all times since January 1, 1985 a valid "S" corporation status under the Code.

           (i) After the Closing Date, the Shareholders shall prepare and file Federal "S" corporation income Tax Returns (and, if applicable, State income Tax Returns) on behalf of Company reflecting all items of income, gain, loss, deduction or other items required to be included in such Tax Returns for the periods prior to the Closing Date, based upon a closing of the Company's books as of the Closing Date (collectively, the "Short-Year Tax Returns"). All income Taxes due with respect to the Short-Year Tax Returns shall be borne by the Shareholders. The Short-Year Tax Returns shall be subject to approval by Parent, which approval shall not be unreasonably withheld or delayed.

     2-17. INSURANCE. SCHEDULE 2-17 hereto is a complete and correct list of all insurance policies presently in effect that relate to Company, its Assets or employees (the "INSURANCE POLICIES"). All such policies have been in full force and effect from and after the date(s) set forth on SCHEDULE 2-17 and all premiums due and payable with respect to such policies have been paid. There is no inaccuracy in any application for any such policy which may reasonably be expected to form a basis for termination of any such policy. Company has complied in all material respects with the provisions of such policies, and such policies (i) provide adequate insurance covering risks and in amounts customary for Company's business, and (ii) are sufficient for compliance in all material respects with all Contracts to which Company is a party and all requirements of law. Except as otherwise disclosed on SCHEDULE 2-17, Company has not been, prior to the date hereof, subject to liability as a self-insurer. Within the prior five years, Company has not been denied insurance, nor has any prospective or actual carrier or underwriting board recommended or required material capital expenditures by Company in order to obtain, or in connection with obtaining insurance. No notices of cancellation or indication of an intention not to renew any insurance policy has been received by Company or any Shareholder. Attached as part of SCHEDULE 2-17 is a true, complete and correct listing of all claims made under Insurance Policies since 1995.

     2-18. RECEIVABLES. SCHEDULE 2-18 contains a complete and accurate list of all Receivables of Company as of the date hereof indicating the account debtor, the amount receivable and the dates of all invoices. All of the Receivables are valid and legally binding, represent bona fide transactions and arose in the ordinary course of business. All of the Receivables are good and collectible receivables, and will be collected in accordance with past practice and the terms of such receivables, without set off or counterclaims, subject to the allowance for doubtful accounts, if any, set forth on the Current Balance Sheet. For purposes of this Agreement, the term "RECEIVABLES" means all accounts receivable of Company, including without limitation all trade accounts receivable arising from the provision of services, sale of inventory, notes receivable, and insurance proceeds receivable.

                                      2-11

     2-19. LICENSES AND PERMITS. Company possesses all material licenses and required governmental or official approvals, permits or authorizations (collectively, the "PERMITS") for its business and operations, including with respect to the operations of each of the Leased Premises. All such Permits are valid and in full force and effect, Company is in compliance with the respective requirements thereof, and no proceeding is pending or threatened to revoke or amend any of them. None of such Permits is or will be impaired or in any way affected by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

     2-20. ADEQUACY OF THE ASSETS; RELATIONSHIPS WITH CUSTOMERS AND SUPPLIERS; AFFILIATED TRANSACTIONS. The Assets and Leased Premises constitute, in the aggregate, all of the assets and properties necessary for the conduct of the business of Company in the manner in which and to the extent to which such business is currently being conducted. No current supplier to Company of items essential to the conduct of its businesses has threatened to terminate its business relationship with Company for any reason. Company has no direct or indirect interest in any customer, supplier or competitor of Company or in any person from whom or to whom Company leases real or personal property. No officer, director, shareholder, or partner of Company, nor any person related by blood or marriage to any such person, nor any entity in which any such person owns any beneficial interest, is a party to any Contract or transaction with Company or has any interest in any property used by Company.

     2-21. CONTRACTS.

           (a) SCHEDULE 2-21(a) sets forth a list of each Contract to which Company is a party or by which any of it or its Assets are bound and which exceeds $5,000 in value and is therefore material to its business or the Assets (the "MATERIAL CONTRACTS"), including without limitation all license, development and maintenance support agreements, all professional services agreements, and other intellectual property agreements or understandings related to the Computer Products or otherwise (the "COMPUTER PRODUCTS-RELATED AGREEMENTS"). The copy of each Material Contract furnished to Parent prior to Closing is a true and complete copy of the document it purports to represent and reflects all amendments thereto made through the date of this Agreement.

           (b) All of the Material Contracts listed or required to be listed in
SCHEDULE 2-21(a) are valid, binding and in full force and effect as to Company (and, to the knowledge of each of the Management Shareholders, each other party thereto), and Company has not been notified or advised by any party thereto of such party's intention or desire to terminate or modify any such Contract in any respect, except as disclosed in SCHEDULE 2-21(a). Except as set forth on
SCHEDULE 2-21(b), Company has not violated any of the terms or conditions of any Material Contract or any term or condition which would permit termination or material modification of any Material Contract and, to the best knowledge of Company and the Management Shareholders, all of the covenants to be performed by any other party thereto have been fully performed, and there are no claims for breach or indemnification or notice of default or termination under any Material Contract. No event has occurred which constitutes, and Company and the Management Shareholders know of no fact or event that in the reasonable judgment of Company and/or any of the Management Shareholders could constitute, whether or

                                      2-12
not after notice or the passage of time, or both, a default by Company under any Material Contract, and to the knowledge of Company and each of the Management Shareholders no such event has occurred which constitutes or would constitute a default by any other party.

           (c) Except as otherwise set forth in SCHEDULE 2-21(c), Company is not a party to or bound by any Contract or Contracts the terms of which were arrived at by or otherwise reflect less-than-arm's-length negotiations or bargaining.

     2-22. COMPLIANCE WITH LAWS. To Company's and the Management Shareholders' knowledge, Company is in compliance in all material respects with all federal, state and local laws, regulations and ordinances and all order, judgments and decrees of any court or governmental authority applicable to, binding upon or affecting any of the Assets or any aspect of Company's business. Company has not been charged with violating, or, to the knowledge of Company and the Management Shareholders, threatened with a charge of violating, or under investigation with respect to a possible violation of any provision of any federal, state or local law, regulation or ordinance relating to the Assets or any aspect of Company's business.

     2-23. NONINFRINGEMENT; LITIGATION. Except as set forth in SCHEDULE 2-23, Company and the Management Shareholders have no knowledge of any claim, litigation, proceeding, or investigation pending or threatened against Company that might result in any material adverse change in the business or condition of Assets being conveyed under this Agreement. The Computer Products do not: (i) infringe any copyright, or to the best knowledge of Company and the Management Shareholders after reasonable inquiry, induce or contribute to the infringement of any copyright of any third party; (ii) to the best knowledge of Company and the Management Shareholders after reasonable inquiry, infringe or induce or contribute to the infringement of any patent or intellectual property right (other than copyright) of any third party; (iii) to the best knowledge of Company and the Management Shareholders after reasonable inquiry, misappropriate any trade secret, know-how, process, proprietary information or other right of any third party. Neither Company nor the Management Shareholders has received notice of, or has any knowledge of, any complaint, assertion, threat or allegation that would contradict the foregoing. In light of Parent's limited due diligence as of the date hereof, notwithstanding any disclosure on SCHEDULE 2-23, Parent shall have, and reserves the right to conduct further due diligence on any such disclosed matter and based upon such diligence at any time prior to May 26, 1998 determine not to proceed with the Closing hereof in its sole discretion and to terminate this Agreement, and each of the parties shall be released from any and all obligations hereunder (except for Section 5.8 and Article IX which shall survive according to their terms).

     2-24. ACCURATE AND TRUE INFORMATION. The originals or copies of contracts, leases, agreements and all other documents or papers, including Company's financial statements and other information, which have or will be furnished to Parent for examination are or will be genuine, complete and accurate in all material respects.

     2-25. ACCURACY OF REPRESENTATIONS AND WARRANTIES. None of the representations or warranties of Company or Shareholders contain or will contain any untrue statement of a material fact or omit or will omit or misstate a material fact necessary in order to make

                                      2-13
statements in this Agreement not misleading. Company and the Management Shareholders know of no fact that has resulted, or that in the reasonable judgment of Company and the Management Shareholders will result in a material change in the business, operations or Confidential Information of Company that has not been set forth in this Agreement or otherwise disclosed to Parent on the Schedules and Exhibits attached hereto. In addition, Company or the Management Shareholders have not made any written or oral customer commitments which have not been disclosed in writing by Company to Parent prior to Closing.

     2-26. NO RIGHTS TO THIRD PARTIES. Company has not: (a) sold, licensed, transferred or assigned the Computer Products to, or otherwise provided for the escrow of source or object code of the Computer Products for the benefit of, any third party or otherwise, (b) granted any third party the right to sublicense any Computer Products to any other third party, or (c) granted any third party ownership rights in or to the Computer Products or any enhancements of or revisions to the Computer Products, except pursuant to written agreements, each of which is listed on SCHEDULE 2-26 attached hereto. Except as listed on
SCHEDULE 2-26, (i) no other person or entity has possession or control of any source or object code, and (ii) at or before Closing, Company has delivered possession of all source code and any and all copies, replications and duplications of any kind or nature to Parent.

      2-27. NO UNDISCLOSED AGREEMENTS.

            (a) Company has not contracted or committed to provide development work or customization work (or special features or functionality) with respect to any Computer Products (including releases, versions, updates or enhancements to Computer Products or additional products), except as provided in any of the agreements listed on SCHEDULE 2-27(a) which lists all such agreements for (i) Computer Products that have not been fully and completely developed, customized, shipped, delivered, and/or installed, (ii) for new Computer Product features or enhancements that have not been developed, customized, shipped, delivered, or installed, or (iii) development or customization services or any other commitments of Company to a customer which have not been fully and completely performed by Company. Company has provided Parent access to all such agreements.

            (b) Except as otherwise expressly set forth on SCHEDULE 2-27(b), Company is not a party to or bound by any of the following, whether written or oral:

                (i) any Contract that cannot by its terms be terminated by Company with 30 days' or less notice without penalty or whose term continues beyond one year after the date of this Agreement;

                (ii) contract or commitment for capital expenditures by Company in excess of $5,000 per calendar quarter in the aggregate;

                (iii) lease or license with respect to any property, real or personal, whether as landlord, tenant, licensor or licensee;

2-14

                (iv) agreement, contract, indenture or other instrument relating to the borrowing of money or the guarantee of any obligation or the deferred payment of the purchase price of any Assets;

                (v) partnership agreement;

                (vi) agreement for the sale of any Assets that in the aggregate have a net book value on Company's books of greater than $10,000;

                (vii) agreement that purports to limit Company's freedom to compete freely in any line of business or in any geographic area;

                (vii) preferential purchase right, right of first refusal, or similar agreement;

                (ix) any shareholders' or other agreement relating to shares of any of Company's corporate stock; or

                (x) other Contract, that, to the knowledge of any of the Shareholders, is material to the business of Company.

     2-28. WARRANTIES AND WARRANTY CLAIMS. Other than as set forth in the agreements listed on SCHEDULE 2-28(a), Company has not made any written or other binding warranty or representation with respect to any of the Computer Products, or any product that embodies or utilizes any of it or them. All pending warranty claims by Company's customers with respect to the Computer Products are described on SCHEDULE 2-28(b) attached hereto. Company has heretofore provided Parent with access to a complete copy of all unresolved written customer complaints and all written summaries of those oral customer complaints in Company's possession relating to the Computer Products and any products not currently sold by Company's business but as to which ongoing service or support is provided by Company's business. In light of Parent's limited due diligence as of the date hereof, notwithstanding any disclosure on SCHEDULE 2-28, Parent shall have, and reserves the right to conduct further due diligence on any such disclosed matter and based upon such diligence at any time prior to May 26, 1998 determine not to proceed with the Closing hereof in its sole discretion and to terminate this Agreement, and each of the parties shall be released from any and all obligations hereunder (except for Section 5.8 and Article IX which shall survive according to their terms).

     2-29. INVESTMENT INTENT; ACCREDITED INVESTOR STATUS; SECURITIES DOCUMENTS. Each of the Shareholders has had the opportunity to discuss the transaction contemplated hereby with Parent and has had the opportunity to obtain such information pertaining to Parent as has been requested, including but not limited to filings made by Parent with the SEC under the Exchange Act. Each of the Shareholders, except as otherwise set forth in SCHEDULE 2-29 attached hereto, is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act, and each of the Shareholders has such knowledge and experience in business or financial matters that he or she is capable of evaluating the merits and risks of an investment in Parent

                                      2-15

Common Stock. Each of the Shareholders hereby represents that he or she can bear the economic risk of losing his or her investment in Parent Common Stock and has adequate means for providing for his or her current financial needs and contingencies. Each of the Shareholders has received copies of all Parent Reports filed with the SEC since July 1997.

     2-30. CERTAIN ACCOUNTING MATTERS. Company has not knowingly and intentionally taken or agreed to take any action that (without regard to any action taken or agreed to be taken by Parent or any of its Affiliates) would prevent Parent from accounting for the transaction contemplated hereby as pooling of interests business combination in accordance with GAAP and the criteria of Accounting Principles Board Opinion No. 16 and the regulations of the SEC.

                                      2-16

                                    EXHIBIT 3
                                    ---------

                        REPRESENTATIONS AND WARRANTIES OF
                                     PARENT


     3-1. CORPORATE STATUS. Each of Parent and Subsidiary is a corporation organized and existing under the laws of the State of Florida and its status is active, and each is in good standing and is authorized to do business in the State of Florida. Each of Parent and Subsidiary has the requisite power and authority to own or lease its properties and to carry on its business as presently conducted. There is no pending or, to the knowledge of Parent, threatened proceeding for the dissolution, liquidation, insolvency or rehabilitation of Parent or Subsidiary.

     3-2. CORPORATE POWER AND AUTHORITY. Parent has the corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. Parent has taken all corporate action necessary to authorize its execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby.

     3-3. ENFORCEABILITY. This Agreement has been duly authorized, executed and delivered by each of Parent and Subsidiary and constitutes the legal, valid and binding obligation of each, enforceable respectively against them in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

     3-4. PARENT COMMON STOCK. Upon consummation of the transactions contemplated hereby and the issuance and delivery of certificates representing Parent Common Stock as provided in this Agreement, Parent Common Stock will be
(i) validly issued, fully paid, non-assessable shares, (ii) listed with Nasdaq, and (iii) free and clear of all liens, pledges or other encumbrances, other than as explicitly described herein.

     3-5. CAPITALIZATION. As of the date hereof, the authorized capital stock of Parent consists of 25,000,000 shares of Parent Common Stock and 5,000,000 shares of preferred stock. As of March 27, 1998, 7,713,711 shares of Parent Common Stock were validly issued and outstanding,

     3-6. NO VIOLATION. The execution and delivery of this Agreement and the Related Agreements by Parent and Subsidiary, the performance by Parent or Subsidiary of its respective obligations hereunder and thereunder and the consummation by Parent or Subsidiary of the transactions contemplated hereby and thereby will not (a) contravene any provision of the articles of incorporation or bylaws of Parent or of Subsidiary, (b) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment, ruling or order of any Governmental Authority or of any arbitration award which is either applicable to, binding upon, or enforceable against Parent or Subsidiary,
(c) conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right to terminate, amend, modify, abandon or accelerate, any material Contract which is applicable to, binding upon or enforceable against Parent or Subsidiary, (d) result in or require the creation or imposition of any Lien upon or with respect to any of the property or assets of Parent or Subsidiary, (e) give to any individual or entity a right or claim against Parent or Subsidiary, which would have a Material Adverse Effect on Parent or Subsidiary or (f) except as set forth on SCHEDULE 3-6, require the consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, any court or tribunal or any other Person, except (i) pursuant to the Exchange Act and the Securities Act and applicable inclusion requirements of Nasdaq, or (ii) filings required under the securities or blue sky laws of the various states.

     3-7. REPORTS AND FINANCIAL STATEMENTS. Since July 1997, Parent has filed all reports, registrations and statements, together with any required amendments thereto, that it was required to file with the SEC, including, but not limited to Forms 10-K, Forms 10-Q, Forms 8-K and proxy statements (collectively, the "PARENT REPORTS"). Parent has previously furnished or made available to Company and Shareholders copies of all Parent Reports filed with the SEC since July 1997. As of their respective dates (but taking into account any amendments filed prior to the date of this Agreement), Parent Reports complied in all material respects with all the rules and regulations promulgated by the SEC and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Parent included in Parent Reports comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP consistently applied during the periods presented (except, as noted therein, or, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited statements, to normal audit adjustments) the financial position of Parent and its consolidated subsidiaries as of the date thereof and the results of their operations and their cash flows for the periods then ended.

     3-8. INVESTMENT INTENT. Parent is acquiring Company Shares on the date of the Closing for its own account for the purpose of investment and not with a view to, or for sale in connection with, the distribution thereof, and it has no present intention of distributing or selling such Company Shares. Parent understands that such Company Shares have not been registered under the Securities Act, or the securities laws of any state or other jurisdiction, and hereby agrees not to make any sale, transfer or other disposition of such Company Shares unless either (i) such Company Shares have been registered under the Securities Act and all applicable state and other securities laws and any such registration remains in effect or (ii) Company shall have received an opinion of counsel in form and substance reasonably satisfactory to Company that registration is not required under the Securities Act or under applicable state securities laws.

     3-9. OPPORTUNITY TO INVESTIGATE. Subject to its continuing right of due diligence investigation of Company until May 26, 1998, Parent (i) has had the opportunity to ask questions concerning Company and all such questions posed have been answered to its satisfaction; (ii) has been given the opportunity to obtain any additional information it deems necessary to verify the accuracy of any information obtained concerning Company; and (iii) has such knowledge and experience in financial and business matters that it is able to evaluate the merits and risks of acquiring the Company through the Merger and to make an informed investment decision relating thereto. Parent's opportunity to so investigate Company and information obtained therefrom shall not affect Company's representations and warranties set forth in this Agreement.

     3-10. ACCREDITED INVESTOR. Parent is an "accredited investor" as such term is defined in Regulation D under the Securities Act.